Filed Pursuant to Rule 433(d) - Registration No. 333-132109

Nomura Home Equity Loan, Inc. Home Equity Loan Trust, Series 2006-HE3 Issuing Entity
Asset-Backed Certificates, Series 2006-HE3
$1,026,200,000 (+/- 10%)
(Approximate)
Free Writing Prospectus Supplement August 9, 2006
Nomura Home Equity Loan, Inc.
Depositor Commission File Number: 333-132109

Recipients must read the information contained in the Information Statement on page 2. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your Nomura account representative for another copy. This Free Writing Prospectus Supplement supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed free writing prospectus supplement. Each Underwriter is acting as an underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

Nomura Home Equity Loan, Inc. (the “Depositor”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus supplement relates. Before you invest, you should read the base prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling collect 1-212-667-2253.

This free writing prospectus supplement is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus supplement is preliminary and is subject to completion or change.

The information in this free writing prospectus supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus supplement relating to these securities.

The asset-backed securities referred to in this free writing prospectus supplement are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus supplement. If that condition is not satisfied, we will notify you, and neither the Issuing Entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus Supplement”), together with any accompanying information, may be based only on a statistical sample of Mortgage Loans (defined below) (the “Statistical Pool”) expected to be included in the trust along with other Mortgage Loans on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the “Final Pool”). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Free Writing Prospectus Supplement. Although Nomura Securities International, Inc. and Greenwich Capital Markets, Inc. believe the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

STRUCTURAL SUMMARY
Class	Initial Principal Balance ($)(1)	Coupon Type(3)	Coupon Index	WAL (year) (4) (5)	Principal Window (4) (5)	Expected Rating (S&P/Moody’s/Fitch/DBRS)(2)	Legal Final Maturity
I-A-1	451,200,000	Floating	1M LIBOR	Not offered hereby		AAA/Aaa/AAA/AAA	Jul-36
II-A-1	243,091,000	Floating	1M LIBOR	1.00	1-23	AAA/Aaa/AAA/AAA	Jul-36
II-A-2	24,389,000	Floating	1M LIBOR	2.00	23-26	AAA/Aaa/AAA/AAA	Jul-36
II-A-3	66,768,000	Floating	1M LIBOR	3.00	26-69	AAA/Aaa/AAA/AAA	Jul-36
II-A-4	11,302,000	Floating	1M LIBOR	5.74	69	AAA/Aaa/AAA/AAA	Jul-36
M-1	42,824,000	Floating	1M LIBOR	5.30	56-69	AA+/Aa1/AA+/AA(high)	Jul-36
M-2	39,652,000	Floating	1M LIBOR	4.74	49-69	AA/Aa2/AA/AA	Jul-36
M-3	24,320,000	Floating	1M LIBOR	4.49	46-69	AA/Aa3/AA/AA (low)	Jul-36
M-4	21,147,000	Floating	1M LIBOR	4.37	44-69	AA-/A1/AA-/A (high)	Jul-36
M-5	19,561,000	Floating	1M LIBOR	4.28	43-69	A+/A2/A+/A (high)	Jul-36
M-6	17,975,000	Floating	1M LIBOR	4.22	41-69	A/A3/A/A	Jul-36
M-7	16,918,000	Floating	1M LIBOR	4.17	40-69	A-/Baa1/A-/A (low)	Jul-36
M-8	14,803,000	Floating	1M LIBOR	4.14	39-69	BBB+/Baa2/BBB+/BBB (high)	Jul-36
M-9	11,102,000	Floating	1M LIBOR	4.10	39-69	BBB/Baa3/BBB/BBB	Jul-36
B-1	10,573,000	Floating	1M LIBOR	Not offered hereby		BBB-/Ba1/BBB-/BBB (low)	Jul-36
B-2	10,575,000	Floating	1M LIBOR			BB+/Ba2/BB+/BB (high)	Jul-36
Total	1,026,200,000

(1) Approximate. Subject to a permitted variance of plus or minus 10%.

(2)  Final class sizes and ratings may vary and will be contingent on the Final Pool, excess spread and other structural attributes.

(3)  The pass-through rate for the Senior Certificates and Subordinate Certificates (each as defined herein) for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus the related certificate margin and (ii) the applicable Net Funds Cap (actual/360 accrual basis, 0 day delay). If the optional termination is not exercised on the first possible Distribution Date on which it is exercisable, the certificate margin for the Senior Certificates (as defined herein) will increase by 2.0x and the certificate margin for the Subordinate Certificates (each as defined herein) will increase by 1.5x.

(4)	Run to 10% Optional Termination.

(5)
Run at 100% PPC which assumes: For adjustable rate Mortgage Loans, 10%-30% CPR from month 1 through and including month 12; 30% CPR from month 13 through and including month 23; 55% CPR from month 24 through and including month 28; and 35% CPR thereafter. For fixed rate Mortgage Loans, 5%-25% CPR from month 1 through and including month 12; and 25% CPR thereafter.

TRANSACTION SUMMARY

All dollar amounts, percentages and other numerical information contained herein are subject to a permitted variance of plus or minus 10%.

Issuing Entity:	Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-HE3

Cut-off Date:	August 1, 2006

Closing Date:	On or about August 31, 2006

Investor Settlement Date:	On or about August 31, 2006

Depositor:	Nomura Home Equity Loan, Inc.

Underwriters:	Nomura Securities International, Inc. and Greenwich Capital Markets, Inc.

Sponsor:
Nomura Credit & Capital, Inc. The Sponsor will be making customary loan-level representations and warranties to the Depositor pursuant to a purchase agreement to be entered into between the Sponsor and the Depositor.

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.

Originators/Sellers:
The principal originators of the Mortgage Loans are: People’s Choice Home Loan, Inc., with respect to approximately 43.94% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date; First NLC Financial Services, LLC with respect to approximately 15.09% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which originated 10% or more of the Mortgage Loans.

Servicer:
Ocwen Loan Servicing, LLC, with respect to approximately 99.23% of the Mortgage Loans, and Wells Fargo Bank, N.A., with respect to approximately 0.77% of the Mortgage Loans, in each case, by aggregate principal balance of as of the Cut-off Date.

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, N.A.

Credit Risk Manager:
Portfolio Surveillance Analytics, LLC, as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicers in performing its advisory and monitoring functions.

Interest Rate Swap Agreement:      The Senior Certificates and Subordinate Certificates will have the benefit of an interest rate swap agreement (the “Interest Rate Swap Agreement”) provided by Swiss Re Financial Products Corporation (the “Swap Provider”) commencing on the Distribution Date in September 2006 and terminating after the Distribution Date in August 2011.

                                               The Interest Rate Swap Agreement will be held through a supplemental interest trust (the “Supplemental Interest Trust”). The Trustee, as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”), will enter into the Interest Rate Swap Agreement with the Swap Provider. See “The Interest Rate Swap Agreement” below.

Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.

Record Date:
For each class of Offered Certificates, and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form (otherwise, the last business day of the month preceding the month in which such Distribution Date occurs).

Distribution Date:	The 25th day of each calendar month beginning in September 2006, or if such day is not a business day, then the following business day.

Last Scheduled Distribution Date:
The Distribution Date in July 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by such date.

Mortgage Pool:
The Mortgage Pool will contain approximately 5,677 conventional, one-to-four family fixed-rate and adjustable-rate mortgage loans secured by first or second liens on residential real properties (the “Mortgage Loans”). The Mortgage Loans have been divided into two loan groups which we sometimes refer to as the Group I Mortgage Loans and the Group II Mortgage Loans.

For additional information regarding the Mortgage Loans, please refer to the accompanying  collateral tables contained at the end of this Free Writing Prospectus Supplement.

Certificate Designations:
Class I-A-1 Certificates (the “Group I Certificates”). While the Class I-A-1 Certificates shall be registered pursuant to the prospectus supplement to be filed prior to the Closing Date in connection with this transaction, such class is not offered pursuant to this Free Writing Prospectus Supplement.

Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (the “Group II Certificates” and together with the Group I Certificates, the “Senior Certificates”).

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (collectively, the “Mezzanine Certificates”).

Only the Senior Certificates and the Mezzanine Certificates will be publicly offered (collectively, the “Offered Certificates”).

Additional Classes:
The Class B-1 Certificates and Class B-2 Certificates (collectively, the “Privately Offered Certificates”, together with the Mezzanine Certificates, the “Subordinate Certificates”), and the Class P, Class X and Class R Certificates will not be publicly offered. Any information with regard to those classes is only provided to enhance the understanding of the Offered Certificates. The Privately Offered Certificates are subordinate to the Offered Certificates.

Due Period:
With respect to any Distribution Date, the second day of the calendar month preceding the month in which such Distribution Date occurs through the first of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and Ocwen Loan Servicing, LLC and (a) prepayments in full, the 16th of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 15th of the month in which such Distribution Date occurs, and (b) prepayments in part, the prior calendar month; with respect to any Distribution Date and Wells Fargo Bank, N.A., the calendar month preceding the month in which such Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for the Offered Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on the Offered Certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust fund and thereby effect early retirement of the certificates if on such Distribution Date the outstanding aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. Subject to certain additional conditions set forth in the pooling and servicing agreement, in the event that the Master Servicer fails to exercise its optional termination right, and if on such Distribution Date the outstanding aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, Ocwen Loan Servicing, LLC, may, at its option, exercise such optional termination.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Offered Certificates (exclusive of any right to receive payments from the Basis Risk Shortfall reserve account in respect of any Basis Risk Shortfall or from the supplemental interest trust, or the obligation to make payments to the supplemental interest trust pursuant to the Interest Rate Swap Agreement), the Class P Certificates and the Class X Certificates will represent beneficial ownership of “regular interests” in the related REMIC.

The Class R Certificates will represent the beneficial ownership of “residual interests” in the related REMIC.

Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Fitch Ratings (“Fitch”) and Dominion Bond Rating Service (“DBRS”) with the ratings indicated in the table on page 3 of this Free Writing Prospectus Supplement.

Credit Enhancement Structure:
Senior/subordination, excess spread, overcollateralization and cross-collateralization. In addition, payments received in connection with the Interest Rate Swap Agreement (as described herein) may be available to cover realized losses on the Mortgage Loans.

ERISA Eligibility:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Internal Revenue Code of 1986. Prior to the termination of the Supplemental Interest Trust, plans or persons using assets of a plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor.

SMMEA:                      The Offered Certificates will not be SMMEA eligible.

CREDIT ENHANCEMENT AND RELATED DEFINITIONS

Overcollateralization — The Group I Mortgage Loans and Group II Mortgage Loans bear interest each month in an amount that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates entitled to payment of interest and certain related trust expenses. This excess interest will be applied to pay principal on the certificates entitled to payment of principal in order to create and maintain the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Group I Mortgage Loans and Group II Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Group I Mortgage Loans and Group II Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Group I Mortgage Loans and Group II Mortgage Loans.

Subordination and Allocation of Losses — The Senior Certificates will have a payment priority over the Subordinate Certificates. Each class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates with a lower payment priority. Losses on the Mortgage Loans, to the extent they exceed the amount of excess interest, overcollateralization and payments received from the swap provider in respect of the Interest Rate Swap Agreement, will be allocated to the Subordinate Certificates, in the reverse order of their priority of payment, until the certificate principal balance of each such class has been reduced to zero.

Realized losses will not be allocated to the Senior Certificates. Investors in the Senior Certificates should note, however, that although realized losses cannot be allocated to such certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Senior Certificates all principal and interest amounts to which they are then entitled.

Cross-collateralization — In certain limited circumstances, principal and interest collected from either the Group I Mortgage Loans or Group II Mortgage Loans may be used to pay principal or interest, or both, to the Senior Certificates unrelated to that loan group.

Aggregate Loan Balance — With respect to the Mortgage Loans and any Distribution Date, the aggregate of the stated principal balances of the Mortgage Loans as of the last day of the related Due Period.

Initial Overcollateralization Amount— As of the Closing Date, the Overcollateralization Amount will be approximately 2.95% of the Aggregate Loan Balance as of the Cut-off Date.

Overcollateralization Amount— For any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount).

Targeted Overcollateralization Amount— With respect to any Distribution Date prior to the Stepdown Date, 2.95% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) approximately 5.90% of the Aggregate Loan Balance for such Distribution Date, or (b) approximately 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date— The later to occur of (x) the Distribution Date in September 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Offered Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 49.30%.

Credit Enhancement Percentage
Class	Percent (%)	Approximate Expected Initial Credit Enhancement (%)	Approximate Expected Target Credit Enhancement (%)
Senior	75.35	24.65	49.30
M-1	4.05	20.60	41.20
M-2	3.75	16.85	33.70
M-3	2.30	14.55	29.10
M-4	2.00	12.55	25.10
M-5	1.85	10.70	21.40
M-6	1.70	9.00	18.00
M-7	1.60	7.40	14.80
M-8	1.40	6.00	12.00
M-9	1.05	4.95	9.90
B-1	1.00	3.95	7.90
B-2	1.00	2.95	5.90

Trigger Events — A Trigger Event will occur for any Distribution Date if either (i) the Delinquency Rate as of the last day of the related Due Period exceeds 32.45% of the Senior Enhancement Percentage (as defined below) for such Distribution Date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
September 2009 - August 2010	3.35%
September 2010 - August 2011	5.25%
September 2011 - August 2012	6.75%
September 2012 - August 2013	7.55%
September 2013 and thereafter	7.60%

The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Senior Enhancement Percentage— With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount, in case after giving effect to payments on such Distribution Date, and the denominator of which is the Aggregate Loan Balance for such Distribution Date.

Delinquency Rate— With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of all Mortgage Loans as of the close of business on the last day of such month.

Interest Rate Swap Agreement

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date during the term of the Interest Rate Swap Agreement (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to, but excluding, the first Distribution Date divided by 360) of the product of (a) 5.375% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the Interest Accrual Period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the lesser of (a) the aggregate Certificate Principal Balance of the Senior Certificates and the Subordinate Certificates on the Distribution Date immediately preceding such Distribution Date and (b) the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”). The Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement is set forth in this Free Writing Prospectus Supplement in Annex A.

A net payment will be required to be made on each Distribution Date during the term of the Interest Rate Swap Agreement (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the Securities Administrator, to the extent the Floating Swap Payment exceeds the corresponding Fixed Rate Payment. Any such Net Swap Payment will be deposited into the Supplemental Interest Trust and will be available for distribution as set forth below.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator or the Swap Provider may be liable to make a swap termination payment (a “Swap Termination Payment”) to the other party (regardless of which party has caused the termination) in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event the Securities Administrator is required to make a Swap Termination Payment, the trust will be required to make a payment to the Securities Administrator in the same amount, which amount will be paid by the trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Senior Certificates and Subordinate Certificates, except for certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider, for which payments by the trust to the Securities Administrator will be subordinated to all distributions to the Senior Certificates and Subordinate Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

•	Any Net Swap Payment payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)
to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(2)
to the Subordinate Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(3)
to the Subordinate Certificates, in the order of the payment priority for each such class, any applicable deferred amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of deferred amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(4)
to the holders of the class or classes of Senior Certificates and Subordinate Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause (1)(A) under “Distribution of Monthly Excess Casfhlow”;

(5)
to the Senior Certificates and Subordinate Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(6)	to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of losses and basis risk shortfalls.

DISTRIBUTIONS

The following terms are given the meanings shown below to help describe the cashflows on the Certificates:

Basis Risk Shortfall — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of: (1) the excess, if any, of the related Current Interest (calculated without regard to the applicable Net Funds Cap) over the related Current Interest (as it may have been limited by the applicable Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) one month LIBOR plus the applicable certificate margin and (y) the applicable Maximum Interest Rate.

Carryforward Interest — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

Current Interest— With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Senior Certificates and Subordinate Certificates, the Current Interest will be reduced by a pro rata portion of any net interest shortfalls to the extent not covered by excess interest.

Group I Excess Interest Amount — With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Distribution of Monthly Excess Cashflow” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II Excess Interest Amount — With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Distribution of Monthly Excess Cashflow” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Maximum Interest Rate— With respect to any Distribution Date and the related Interest Accrual Period, an annual rate equal to the weighted average of the maximum mortgage rates of the adjustable rate Mortgage Loans and the mortgage rates of the fixed rate Mortgage Loans in the related loan group as stated in the related mortgage notes minus the weighted average expense rate of the Mortgage Loans in the related loan group. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Net Funds Cap— With respect to any Distribution Date and the Group I Certificates, a per annum rate equal to  the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the related Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the outstanding aggregate stated principal balance of the Group I Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate stated principal balance of the Group I Mortgage Loans for the immediately preceding Distribution Date and (2) the Group I Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate stated principal balance of the Group I Mortgage Loans for the immediately preceding Distribution Date and (II) 12.

With respect to any Distribution Date and the Group II Certificates, a per annum rate equal to  the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the related Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the outstanding aggregate stated principal balance of the Group II Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate stated principal balance of the Group II Mortgage Loans for the immediately preceding Distribution Date and (2) the Group II Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate stated principal balance of the Group II Mortgage Loans for the immediately preceding Distribution Date and (II) 12.

With respect to the Subordinate Certificates, a per annum rate equal to the weighted average (weighted on the basis of the results of subtracting from the outstanding aggregate stated principal balance of each loan group the current aggregate Certificate Principal Balance of the related Senior Certificates) of the Net Funds Cap for the Group I Certificates and the Net Funds Cap for the Group II Certificates.

In all cases, the Net Funds Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Interest Remittance Amount — With respect to any Distribution Date and each loan group an amount generally equal to (A) the sum, without duplication, of (1) scheduled interest payments (other than Payaheads) and advances on the related Mortgage Loans, (2) the interest portion of Payaheads with respect to the related Mortgage Loans previously received and intended for application in the related Due Period, (3) the interest portion of all prepayments in full (net of interest on such prepayments in full for such Distribution Date) and partial prepayments received on the related Mortgage Loans during the related Prepayment Period, (4) all Compensating Interest, (5) the portion of any substitution adjustment amount and purchase price paid in connection with a repurchase of any Mortgage Loan allocable to interest or the exercise of the optional termination, up to the amount of the interest portion of the par value of the related Mortgage Loans, and (6) Liquidation Proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the related Mortgage Loans during the related Due Period, to the extent allocable to interest, minus (B) amounts reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian and the Credit Risk Manager, allocated to the respective loan group as provided in the pooling and servicing agreement.

Optimal Interest Remittance Amount — With respect to any Distribution Date and (A) the Senior Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans in the related loan group as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans in the related loan group for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans in the related loan group or were not taken into account in computing the expense fee rate, and (B) the Subordinate Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the expense fee rate.

Distributions of Interest

The pass-through rates for the Senior Certificates and Subordinate Certificates are described on page 3 of this Free Writing Prospectus Supplement. With respect to the Senior Certificates and Subordinate Certificates, One-Month LIBOR shall be determined by the Securities Administrator on the second LIBOR business day preceding the commencement of each Interest Accrual Period except with respect to the first Interest Accrual Period for which Nomura Securities International, Inc., as representative of the Underwriters, will determine one-month LIBOR on or about August 29, 2006.

The amount of interest payable on each Distribution Date in respect of each class of Senior Certificates and Subordinate Certificates will equal the sum of (1) Current Interest for such class on such Distribution Date, (2) any Carryforward Interest for such class and such Distribution Date and (3) such class’s pro rata share of any Net Swap Payments or Swap Termination Payment received by the Securities Administrator from the Swap Provider on such Distribution Date, as necessary to cover shortfalls, less (b) such class’s pro rata share of any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event payable to the Swap Provider and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall (described above) exists for any class of Senior Certificates and Subordinate Certificates, such class will be entitled to the amount of such Basis Risk Shortfall as described under “Distribution of Monthly Excess Cashflow” below and from available amounts on deposit in the Basis Risk Shortfall Reserve Fund.

•	On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be paid in the following order of priority:

(1)
from the Interest Remittance Amount for loan group I and loan group II, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any Net Swap Payment and any Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee.

(2)
from the Interest Remittance Amount for the Group I Mortgage Loans and Group II Mortgage Loans remaining after payments pursuant to clause (1) above, to the Senior Certificates, pro rata based on amounts due, Current Interest and Carryforward Interest for such Distribution Date, provided that:

(a)
the Interest Remittance Amount for the Group I Mortgage Loans will be distributed in the following order of priority: (x) first, to the Class I-A-1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date; and then (y) concurrently, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, Current Interest and Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class, after taking into account the distribution of the Interest Remittance Amount for the Group II Mortgage Loans on such Distribution Date; and

(b)
the Interest Remittance Amount for the Group II Mortgage Loans will be distributed in the following order of priority: (x) first, concurrently to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class; and then (y) to the Class I-A-1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date, after taking into account the distribution of the Interest Remittance Amount for the Group I Mortgage Loans on such Distribution Date;

(3)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) and (2) above, to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(4)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (3) above, to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(5)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (4) above, to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(6)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (5) above, to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(7)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (6) above, to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(8)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (7) above, to the Class M-6 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(9)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (8) above, to the Class M-7 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(10)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (9) above, to the Class M-8 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(11)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (10) above, to the Class M-9 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(12)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (11) above, to the Class B-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(13)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (12) above, to the Class B-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date; and

(14)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (13) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

Principal Remittance Amount — With respect to each Distribution Date and each loan group, the Principal Remittance Amount is equal to the sum of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans; and (iv) the principal portion of Payaheads previously received on the Mortgage Loans and intended for application in the related Due Period, less (v) amounts payable or reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian or the Credit Risk Manager allocated to the respective loan group as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Overcollateralization Release Amount — With respect to any Distribution Date, will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Group I Allocation Amount — With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group I Allocation Percentage — With respect to any Distribution Date, the Aggregate Loan Group Balance of the Group I Mortgage Loans divided by the Aggregate Loan Balance of the Mortgage Loans.

Group II Allocation Amount — With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II Allocation Percentage — With respect to any Distribution Date, the Aggregate Loan Group Balance of the Group II Mortgage Loans divided by the Aggregate Loan Balance of the Mortgage Loans.

Principal Payment Amount - — With respect to any Distribution Date will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Senior Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the Certificate Principal Balances of the Senior Certificates immediately prior to such Distribution Date exceed (y) the lesser of (A) the product of (i) approximately 50.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class B-1 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and the Mezzanine Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 92.10% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class B-2 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, the Mezzanine Certificates and the Class B-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 94.10% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-1 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 58.80% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-2 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 66.30% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-3 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 70.90% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-4 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 74.90% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-5 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 78.60% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-6 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 82.00% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-7 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 85.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-8 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 88.00% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-9 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 90.10% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Distributions of Principal

The Principal Payment Amount will be paid on each Distribution Date as follows:

(1)	On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

A)
to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)
i.  from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clause (A) above, to the Class I-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

ii.
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clause (A) above, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

C)
i.  from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal  Balance of the Class I-A-1 Certificates has been reduced to zero, sequentially, to the Class  II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, after taking  into account payments pursuant to clause 1(B)(ii) above, until the Certificate Principal Balance of each such class has been reduced to zero;

ii.
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal Balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates have been reduced to zero, to the Class I-A-1 Certificates, after taking into account payments pursuant to clause 1(B)(i) above, until its Certificate Principal Balance has been reduced to zero;

D)	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

E)	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

F)	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

G)	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

H)	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

I)	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

J)	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

K)	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;

L)	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;

M)	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

N)	to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero; and

O)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 1(A) through 1(N) above.

(2)
On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)
to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)
i. from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clause (A) above, to the Class I-A-1 Certificates, the Group I  Allocation Percentage of the Senior Principal Payment Amount until its Certificate Principal  Balance has been reduced to zero;

ii.
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clause (A) above, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, the Group II Allocation Percentage of the Senior Principal Payment Amount until the Certificate Principal Balance of each such class has been reduced to zero;

C)
i. from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal  Balance of the Class I-A-1 Certificates has been reduced to zero, sequentially, to the Class  II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, after taking  into account payments pursuant to clause 2(B)(ii) above, until the Certificate Principal Balance of each such class has been reduced to zero;

ii.
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal Balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates have been reduced to zero, to the Class I-A-1 Certificates, after taking into account payments pursuant to clause 2(B)(i) above, until its Certificate Principal Balance has been reduced to zero;

D)	to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

E)	to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

F)	to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

G)	to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

H)	to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

I)	to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

J)	to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

K)	to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

L)	to the Class M-9 Certificates, the Class M-9 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

M)	to the Class B-1 Certificates, the Class B-1 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

N)	to the Class B-2 Certificates, the Class B-2 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero; and

O)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 2(A) through 2(N) above.

The foregoing notwithstanding, on and after the Distribution Date on which the aggregate Certificate Principal Balance of each class of Subordinate Certificates has been reduced to zero, distributions to the Group II Certificates will be allocated to each class of Group II Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Distribution of Monthly Excess Cashflow

On each Distribution Date, monthly excess cashflow will be distributed in the following order of priority:

(1)
A)until the aggregate Certificate Principal Balance of the Senior Certificates and the Subordinate Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Senior Certificates and Subordinate Certificates, in the following order of priority:

i.
(a) the Group I Excess Interest Amount in the following order of priority: (x) first, to the Class I-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero, and then (y) sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, after taking into account the distribution of the Group II Excess Interest Amount, until the Certificate Principal Balance of each such class has been reduced to zero;

(b) the Group II Excess Interest Amount in the following order of priority: (x) first, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero, and then (y) to the Class I-A-1 Certificates, after taking into account the distribution of the Group I Excess Interest Amount, until its Certificate Principal Balance has been reduced to zero;

ii.	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

iii.	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

iv.	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

v.	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

vi.	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

vii.	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

viii.	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

ix.	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;

x.	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;

xi.	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

xii.	to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

B)
on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause 2 under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

(2)	to the Class M-1 Certificates, any deferred amount for such class;

(3)	to the Class M-2 Certificates, any deferred amount for such class;

(4)	to the Class M-3 Certificates, any deferred amount for such class;

(5)	to the Class M-4 Certificates, any deferred amount for such class;

(6)	to the Class M-5 Certificates, any deferred amount for such class;

(7)	to the Class M-6 Certificates, any deferred amount for such class;

(8)	to the Class M-7 Certificates, any deferred amount for such class;

(9)	to the Class M-8 Certificates, any deferred amount for such class;

(10)	to the Class M-9 Certificates, any deferred amount for such class;

(11)	to the Class B-1 Certificates, any deferred amount for such class;

(12)	to the Class B-2 Certificates, any deferred amount for such class;

(13)
to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

(14)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-1 Certificates, any Basis Risk Shortfall for such class;

(15)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-2 Certificates, any Basis Risk Shortfall for such class;

(16)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-3 Certificates, any Basis Risk Shortfall for such class;

(17)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-4 Certificates, any Basis Risk Shortfall for such class;

(18)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-5 Certificates, any Basis Risk Shortfall for such class;

(19)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-6 Certificates, any Basis Risk Shortfall for such class;

(20)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-7 Certificates, any Basis Risk Shortfall for such class;

(21)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-8 Certificates, any Basis Risk Shortfall for such class;

(22)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-9 Certificates, any Basis Risk Shortfall for such class;

(23)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-1 Certificates, any Basis Risk Shortfall for such class;

(24)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-2 Certificates, any Basis Risk Shortfall for such class;

(25)
to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(26)	to the Class X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

(27)	to the Class R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (27).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (24) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement.

ANNEX A

The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
September 2006	1,026,200,000
October 2006	1,007,457,000
November 2006	987,116,000
December 2006	965,250,000
January 2007	941,937,000
February 2007	917,290,000
March 2007	891,402,000
April 2007	864,995,000
May 2007	839,200,000
June 2007	814,146,000
July 2007	789,815,000
August 2007	766,184,000
September 2007	743,233,000
October 2007	720,944,000
November 2007	699,251,000
December 2007	678,134,000
January 2008	657,447,000
February 2008	637,372,000
March 2008	611,369,000
April 2008	187,543,000
May 2008	180,177,000
June 2008	173,176,000
July 2008	166,514,000
August 2008	160,281,000
September 2008	154,672,000
October 2008	150,311,000
November 2008	146,081,000
December 2008	141,973,000
January 2009	137,984,000
February 2009	134,110,000
March 2009	130,347,000
April 2009	93,504,000
May 2009	91,143,000
June 2009	88,842,000
July 2009	86,599,000
August 2009	84,413,000
September 2009	82,282,000
October 2009	80,205,000
November 2009	78,181,000
December 2009	76,207,000
January 2010	74,284,000
February 2010	72,409,000
March 2010	70,581,000
April 2010	68,800,000
May 2010	67,063,000
June 2010	65,370,000
July 2010	63,720,000
August 2010	62,112,000
September 2010	60,544,000
October 2010	59,016,000
November 2010	57,526,000
December 2010	56,074,000
January 2011	54,658,000
February 2011	53,277,000
March 2011	51,929,000
April 2011	48,106,000
May 2011	46,915,000
June 2011	45,754,000
July 2011	44,621,000
August 2011	43,515,000

Weighted Average Life to Call
		60%PPC	80% PPC	100% PPC	120% PPC	140% PPC
I-A-1	WAL	3.27	2.38	1.69	1.26	1.08
	Mod Durn	2.77	2.10	1.55	1.18	1.02
	Principal Window	Sep06 - Nov16	Sep06 - Feb14	Sep06 - May12	Sep06 - May09	Sep06 - Nov08
	Principal # Months	123	90	69	33	27
II-A-1	WAL	1.59	1.21	1.00	0.86	0.74
	Mod Durn	1.49	1.15	0.95	0.82	0.71
	Principal Window	Sep06 - Mar10	Sep06 - Jan09	Sep06 - Jul08	Sep06 - Apr08	Sep06 - Feb08
	Principal # Months	43	29	23	20	18
II-A-2	WAL	4.18	2.62	2.00	1.70	1.54
	Mod Durn	3.68	2.41	1.87	1.60	1.46
	Principal Window	Mar10 - Jun11	Jan09 - Jun09	Jul08 - Oct08	Apr08 - May08	Feb08 - Mar08
	Principal # Months	16	6	4	2	2
II-A-3	WAL	7.48	5.28	3.00	2.08	1.76
	Mod Durn	5.99	4.47	2.70	1.94	1.65
	Principal Window	Jun11 - Nov16	Jun09 - Feb14	Oct08 - May12	May08 - Feb09	Mar08 - Aug08
	Principal # Months	66	57	44	10	6
II-A-4	WAL	10.24	7.49	5.74	2.62	2.07
	Mod Durn	7.67	6.03	4.84	2.40	1.93
	Principal Window	Nov16 - Nov16	Feb14 - Feb14	May12 - May12	Feb09 - May09	Aug08 - Oct08
	Principal # Months	1	1	1	4	3
M-1	WAL	6.65	5.18	5.30	3.27	2.34
	Mod Durn	5.35	4.39	4.52	2.94	2.17
	Principal Window	Oct09 - Nov16	May10 - Feb14	Apr11 - May12	May09 - Mar11	Nov08 - Feb09
	Principal # Months	86	46	14	23	4
M-2	WAL	6.65	5.09	4.74	4.57	2.65
	Mod Durn	5.35	4.31	4.09	3.97	2.43
	Principal Window	Oct09 - Nov16	Feb10 - Feb14	Sep10 - May12	Mar11 - Mar11	Feb09 - Jun09
	Principal # Months	86	49	21	1	5
M-3	WAL	6.65	5.05	4.49	4.57	3.04
	Mod Durn	5.34	4.27	3.90	3.97	2.75
	Principal Window	Oct09 - Nov16	Jan10 - Feb14	Jun10 - May12	Mar11 - Mar11	Jun09 - May10
	Principal # Months	86	50	24	1	12
M-4	WAL	6.65	5.02	4.37	4.44	3.74
	Mod Durn	5.33	4.25	3.80	3.86	3.32
	Principal Window	Oct09 - Nov16	Dec09 - Feb14	Apr10 - May12	Nov10 - Mar11	May10 - May10
	Principal # Months	86	51	26	5	1
M-5	WAL	6.65	5.00	4.28	4.18	3.74
	Mod Durn	5.32	4.23	3.73	3.66	3.31
	Principal Window	Oct09 - Nov16	Nov09 - Feb14	Mar10 - May12	Jul10 - Mar11	May10 - May10
	Principal # Months	86	52	27	9	1
M-6	WAL	6.65	4.98	4.22	4.00	3.74
	Mod Durn	5.31	4.20	3.67	3.51	3.31
	Principal Window	Oct09 - Nov16	Nov09 - Feb14	Jan10 - May12	May10 - Mar11	May10 - May10
	Principal # Months	86	52	29	11	1
M-7	WAL	6.65	4.98	4.17	3.87	3.74
	Mod Durn	5.22	4.14	3.59	3.38	3.28
	Principal Window	Oct09 - Nov16	Oct09 - Feb14	Dec09 - May12	Mar10 - Mar11	May10 - May10
	Principal # Months	86	53	30	13	1
M-8	WAL	6.65	4.96	4.14	3.78	3.73
	Mod Durn	5.17	4.10	3.54	3.29	3.25
	Principal Window	Oct09 - Nov16	Oct09 - Feb14	Nov09 - May12	Jan10 - Mar11	Apr10 - May10
	Principal # Months	86	53	31	15	2
M-9	WAL	6.65	4.96	4.10	3.71	3.63
	Mod Durn	5.01	4.00	3.44	3.17	3.12
	Principal Window	Oct09 - Nov16	Oct09 - Feb14	Nov09 - May12	Dec09 - Mar11	Mar10 - May10
	Principal # Months	86	53	31	16	3
I-A-1	WAL	3.56	2.61	1.88	1.26	1.08
	Mod Durn	2.91	2.23	1.67	1.18	1.02
	Principal Window	Sep06 - Sep28	Sep06 - Jul23	Sep06 - Mar20	Sep06 - May09	Sep06 - Nov08
	Principal # Months	265	203	163	33	27
II-A-1	WAL	1.59	1.21	1.00	0.86	0.74
	Mod Durn	1.49	1.15	0.95	0.82	0.71
	Principal Window	Sep06 - Mar10	Sep06 - Jan09	Sep06 - Jul08	Sep06 - Apr08	Sep06 - Feb08
	Principal # Months	43	29	23	20	18
II-A-2	WAL	4.18	2.62	2.00	1.70	1.54
	Mod Durn	3.68	2.41	1.87	1.60	1.46
	Principal Window	Mar10 - Jun11	Jan09 - Jun09	Jul08 - Oct08	Apr08 - May08	Feb08 - Mar08
	Principal # Months	16	6	4	2	2
II-A-3	WAL	7.67	5.41	3.09	2.08	1.76
	Mod Durn	6.09	4.55	2.77	1.94	1.65
	Principal Window	Jun11 - Jul19	Jun09 - Jan16	Oct08 - Oct13	May08 - Feb09	Mar08 - Aug08
	Principal # Months	98	80	61	10	6
II-A-4	WAL	15.89	11.76	8.92	2.62	2.07
	Mod Durn	10.28	8.43	6.88	2.40	1.93
	Principal Window	Jul19 - Jul27	Jan16 - Feb22	Oct13 - Aug18	Feb09 - May09	Aug08 - Oct08
	Principal # Months	97	74	59	4	3
M-1	WAL	7.38	5.76	5.76	4.43	2.34
	Mod Durn	5.70	4.72	4.81	3.70	2.17
	Principal Window	Oct09 - Feb26	May10 - Apr21	Apr11 - May18	May09 - Aug17	Nov08 - Feb09
	Principal # Months	197	132	86	100	4
M-2	WAL	7.36	5.65	5.19	6.56	2.65
	Mod Durn	5.68	4.63	4.38	5.38	2.43
	Principal Window	Oct09 - Jun25	Feb10 - Dec20	Sep10 - Nov17	Dec11 - Aug15	Feb09 - Jun09
	Principal # Months	189	131	87	45	5
M-3	WAL	7.34	5.59	4.93	5.22	3.75
	Mod Durn	5.67	4.58	4.18	4.44	3.25
	Principal Window	Oct09 - Aug24	Jan10 - May20	Jun10 - May17	Apr11 - Mar15	Jun09 - Sep15
	Principal # Months	179	125	84	48	76
M-4	WAL	7.32	5.55	4.79	4.78	6.70
	Mod Durn	5.65	4.55	4.07	4.10	5.47
	Principal Window	Oct09 - Jan24	Dec09 - Nov19	Apr10 - Dec16	Nov10 - Nov14	May12 - Sep14
	Principal # Months	172	120	81	49	29
M-5	WAL	7.30	5.51	4.69	4.51	5.26
	Mod Durn	5.63	4.52	3.99	3.89	4.46
	Principal Window	Oct09 - Jun23	Nov09 - May19	Mar10 - Jul16	Jul10 - Aug14	May11 - Feb13
	Principal # Months	165	115	77	50	22
M-6	WAL	7.27	5.47	4.61	4.31	4.62
	Mod Durn	5.60	4.48	3.92	3.73	3.99
	Principal Window	Oct09 - Oct22	Nov09 - Nov18	Jan10 - Feb16	May10 - Apr14	Nov10 - Nov12
	Principal # Months	157	109	74	48	25
M-7	WAL	7.22	5.43	4.53	4.16	4.25
	Mod Durn	5.49	4.40	3.82	3.58	3.66
	Principal Window	Oct09 - Jan22	Oct09 - Apr18	Dec09 - Sep15	Mar10 - Nov13	Jul10 - Jul12
	Principal # Months	148	103	70	45	25
M-8	WAL	7.18	5.37	4.46	4.04	3.99
	Mod Durn	5.42	4.33	3.75	3.47	3.45
	Principal Window	Oct09 - Apr21	Oct09 - Aug17	Nov09 - Mar15	Jan10 - Jun13	Apr10 - Mar12
	Principal # Months	139	95	65	42	24
M-9	WAL	7.11	5.31	4.38	3.93	3.81
	Mod Durn	5.20	4.18	3.61	3.32	3.25
	Principal Window	Oct09 - Aug20	Oct09 - Dec16	Nov09 - Aug14	Dec09 - Jan13	Mar10 - Nov11
	Principal # Months	131	87	58	38	21

Available Funds Cap Schedule
Period	Pay Date	Net WAC Rate*(1) (%)	Net WAC Rate**(1) (%)	Period	Pay Date	Net WAC Rate*(1) (%)	Net WAC Rate**(1) (%)
1	9/25/2006	7.67	19.50%	36	8/25/2009	10.17	15.25%
2	10/25/2006	7.67	21.86%	37	9/25/2009	10.17	15.53%
3	11/25/2006	7.67	22.50%	38	10/25/2009	10.18	15.81%
4	12/25/2006	7.67	21.84%	39	11/25/2009	10.23	16.10%
5	1/25/2007	7.68	22.47%	40	12/25/2009	10.22	15.94%
6	2/25/2007	7.68	22.46%	41	1/25/2010	10.22	16.14%
7	3/25/2007	7.68	20.52%	42	2/25/2010	10.21	16.16%
8	4/25/2007	7.68	22.43%	43	3/25/2010	10.21	15.68%
9	5/25/2007	7.68	21.77%	44	4/25/2010	10.20	16.29%
10	6/25/2007	7.68	22.40%	45	5/25/2010	10.20	16.21%
11	7/25/2007	7.68	21.74%	46	6/25/2010	10.19	16.41%
12	8/25/2007	7.68	22.37%	47	7/25/2010	10.18	16.25%
13	9/25/2007	7.68	22.35%	48	8/25/2010	10.18	16.45%
14	10/25/2007	7.68	21.69%	49	9/25/2010	10.17	16.48%
15	11/25/2007	7.68	22.31%	50	10/25/2010	10.16	16.33%
16	12/25/2007	7.68	21.66%	51	11/25/2010	10.16	16.61%
17	1/25/2008	7.70	22.29%	52	12/25/2010	10.15	16.43%
18	2/25/2008	7.70	22.28%	53	1/25/2011	10.14	16.65%
19	3/25/2008	8.43	21.70%	54	2/25/2011	10.14	16.67%
20	4/25/2008	9.74	14.45%	55	3/25/2011	10.13	16.10%
21	5/25/2008	9.72	14.32%	56	4/25/2011	10.16	16.52%
22	6/25/2008	9.71	14.60%	57	5/25/2011	10.16	16.35%
23	7/25/2008	9.69	14.46%	58	6/25/2011	10.15	16.57%
24	8/25/2008	9.68	14.73%	59	7/25/2011	10.14	16.40%
25	9/25/2008	9.80	14.98%	60	8/25/2011	10.14	16.61%
26	10/25/2008	9.94	15.23%	61	9/25/2011	10.13	12.06%
27	11/25/2008	9.94	15.47%	62	10/25/2011	10.13	12.06%
28	12/25/2008	9.94	15.27%	63	11/25/2011	10.12	12.05%
29	1/25/2009	9.94	15.52%	64	12/25/2011	10.12	12.03%
30	2/25/2009	9.93	15.54%	65	1/25/2012	10.11	12.02%
31	3/25/2009	9.95	15.15%	66	2/25/2012	10.10	12.00%
32	4/25/2009	10.00	14.97%	67	3/25/2012	10.09	11.99%
33	5/25/2009	10.18	15.01%	68	4/25/2012	10.09	11.99%
34	6/25/2009	10.18	15.20%	69	5/25/2012	10.08	11.98%
35	7/25/2009	10.17	15.06%
* Assumes the One-Month LIBOR and Six-Month LIBOR remain constant at 5.368% and 5.490%, respectively, and run at the pricing speed to call.
** Assumes the One-Month LIBOR and Six-Month LIBOR instantaneously increased to a rate of 20.00%, payments are received from the Interest Rate Swap Agreement and run at pricing speed to call.
(1) Assumes a 360-day year that consists of twelve 30-day months.

Breakeven Losses
Loss Severity	30%		40%		50%
	CDR	Collateral Loss	CDR	Collateral Loss	CDR	Collateral Loss
M-1	63.38%	22.44%	39.97%	23.48%	29.01%	24.14%
M-2	47.32%	19.35%	31.19%	20.23%	23.19%	20.79%
M-3	39.28%	17.44%	26.54%	18.22%	20.00%	18.73%
M-4	33.19%	15.77%	22.87%	16.47%	17.43%	16.93%
M-5	28.18%	14.22%	19.75%	14.85%	15.19%	15.26%
M-6	24.00%	12.77%	17.06%	13.33%	13.23%	13.70%
M-7	20.34%	11.37%	14.65%	11.87%	11.44%	12.19%
M-8	17.35%	10.13%	12.62%	10.55%	9.91%	10.82%
M-9	15.19%	9.15%	11.12%	9.53%	8.77%	9.76%
Assumptions:
1) Run at the pricing speed to maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR which creates the first dollar principal loss on the specified bond
6) Defaults are in addition to prepayments

Excess Spread Table
Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Forward LIBOR (%)(1)*	Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Forward LIBOR (%)(1)*
										1	5.368	5.490	3.13	3.13	36	5.175	5.258	4.62	4.62
2	5.408	5.468	2.23	2.19	37	5.185	5.268	4.63	4.63
3	5.404	5.459	2.05	2.01	38	5.196	5.277	4.64	4.66
4	5.403	5.445	2.23	2.19	39	5.206	5.288	4.47	4.48
5	5.410	5.424	2.05	2.01	40	5.215	5.297	4.70	4.69
6	5.417	5.394	2.05	2.00	41	5.226	5.307	4.53	4.52
7	5.392	5.351	2.59	2.57	42	5.236	5.316	4.54	4.52
8	5.352	5.312	2.05	2.07	43	5.243	5.325	5.09	5.06
9	5.324	5.275	2.23	2.28	44	5.254	5.334	4.54	4.54
10	5.284	5.235	2.05	2.14	45	5.262	5.344	4.72	4.71
11	5.232	5.198	2.24	2.37	46	5.271	5.354	4.54	4.52
12	5.186	5.171	2.06	2.24	47	5.280	5.364	4.71	4.68
13	5.151	5.149	2.06	2.27	48	5.288	5.375	4.53	4.49
14	5.123	5.131	2.24	2.47	49	5.297	5.385	4.52	4.49
15	5.088	5.120	2.06	2.34	50	5.31	5.393	4.70	4.68
16	5.071	5.112	2.25	2.53	51	5.321	5.402	4.51	4.49
17	5.068	5.109	2.08	2.38	52	5.33	5.408	4.69	4.65
18	5.057	5.106	2.09	2.40	53	5.339	5.415	4.50	4.46
19	5.052	5.106	3.18	3.43	54	5.347	5.42	4.49	4.45
20	5.052	5.108	4.13	4.31	55	5.352	5.423	5.04	4.99
21	5.050	5.111	4.29	4.47	56	5.359	5.428	4.53	4.49
22	5.051	5.116	4.10	4.29	57	5.362	5.430	4.70	4.66
23	5.053	5.121	4.27	4.45	58	5.366	5.434	4.52	4.47
24	5.055	5.131	4.09	4.27	59	5.368	5.438	4.69	4.65
25	5.061	5.140	4.21	4.35	60	5.369	5.441	4.50	4.46
26	5.069	5.149	4.53	4.60	61	5.373	5.446	4.50	4.46
27	5.075	5.162	4.35	4.42	62	5.377	5.450	4.68	4.64
28	5.086	5.170	4.53	4.58	63	5.383	5.454	4.50	4.45
29	5.102	5.181	4.36	4.40	64	5.387	5.458	4.67	4.63
30	5.114	5.192	4.36	4.39	65	5.391	5.462	4.48	4.43
31	5.122	5.202	4.92	4.93	66	5.395	5.465	4.48	4.42
32	5.131	5.213	4.44	4.48	67	5.399	5.468	4.84	4.78
33	5.138	5.225	4.80	4.83	68	5.402	5.472	4.47	4.42
34	5.149	5.237	4.62	4.64	69	5.405	5.474	4.64	4.59
35	5.162	5.247	4.80	4.80
(1) Does not take into consideration the net swap payments in the deal.
(2) Assumes the One-Month LIBOR and Six-Month LIBOR remain constant at 5.368% and 5.490%, respectively, and run at the pricing speed to call.
* Run to call.

Summary of Group I Mortgage Loans

Number of Mortgage Loans:	3,686	Fixed Non-Balloon Loans:	16.95%
Aggregate Principal Balance:	$598,805,909	Purpose:
Average Principal Balance:	$162,454	Purchase:	18.26%
Low Principal Balance:	$13,526	Refinance - Cashout:	77.17%
High Principal Balance:	$607,995	Refinance - Rate/Term:	4.57%
W.A. Coupon:	8.301%
Low Coupon:	5.450%
High Coupon:	14.100%	Property Type:
		Single Family Residence:	74.35%
W.A. Stated Remaining Term:	351 months	PUD:	11.78%
Low Stated Remaining Term:	164 months	2-4 Family:	7.52%
High Stated Remaining Term:	358 months	Condominium:	5.83%
W.A. Seasoning:	5 months	Townhouse:	0.52%
Latest Maturity Date:	June 1, 2036
		Occupancy Status:
State Concentration (>5%):		Owner-Occupied:	90.79%
California:	22.79%	Investment:	7.73%
Florida:	15.66%	Second Home:	1.48%
Maryland:	7.39%
Michigan:	6.79%
Illinois:	5.88%
		Documentation:
Interest Only Mortgage Loans:	12.33%	Full/Alt:	58.86%
W.A. Interest Only Period (1):	62 months	Verified Income/Stated Assets:	1.37%
W.A. Original LTV:	78.90%	Stated Income/Verified Assets	12.31%
Low Original LTV:	12.86%	Stated/ Stated Documentation:	27.47%
High Original LTV:	100.00%
W.A. CLTV:	81.85%
Low CLTV:	12.86%	Loans with Prepayment Penalties:	77.29%
High CLTV:	100.00%	Weighted Average Prepayment Penalty Term(3):	27 months
W.A. FICO Score (2):	598
		ARM Loans:
Index Type:		Weighted Average Margin:	6.187%
Six-Month LIBOR:	81.11%	Weighted Average Max. Rate:	14.558%
Fixed:	18.89%	Weighted Average Min. Rate:	7.605%
		Weighted Average Life Cap:	6.255%
First Liens:	97.95%	Weighted Average First Periodic Cap:	2.950%
Second Liens:	2.05%	Weighted Average Periodic Cap:	1.103%

(1) For Group I Mortgage Loans with an Interest Only Period
(2) For Group I Mortgage Loans that were scored
(3) For Group I Mortgage Loans with prepayment penalties only

Product Type of the Group I Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Balloon 15/30	175	$8,441,700	1.41%	11.466%	634	99.04%	176	47.89%
Balloon 15/30-IO	1	162,881	0.03	11.250	627	100.00	170	0.00
Balloon 30/40	14	2,808,629	0.47	8.248	617	74.43	355	68.36
Balloon 30/45	1	169,102	0.03	7.625	626	79.98	352	100.00
Fixed 15yr	37	3,509,153	0.59	8.016	603	64.50	175	65.67
Fixed 20yr	26	1,558,955	0.26	9.060	612	81.16	235	80.04
Fixed 30yr	680	95,076,566	15.88	8.030	599	76.85	354	66.46
Fixed 30yr - IO	5	1,381,350	0.23	6.606	652	72.88	353	48.73
ARM 2yr/6mo	1,693	282,517,795	47.18	8.437	590	78.93	355	56.70
ARM 2yr/6mo - IO	268	60,248,989	10.06	7.686	626	80.32	355	57.16
ARM 2yr/6mo - 40yr Amterm	284	62,674,790	10.47	8.034	604	77.98	355	53.36
ARM 2yr/6mo - 40yr Amterm - IO	1	229,249	0.04	8.200	571	90.00	355	100.00
ARM 3yr/6mo	351	48,720,780	8.14	8.885	583	79.70	356	63.24
ARM 3yr/6mo - IO	54	10,977,821	1.83	7.726	626	81.34	355	74.43
ARM 3yr/6mo - 40yr Amterm	49	10,625,705	1.77	8.204	609	80.99	356	65.50
ARM 5yr/6mo	13	2,485,199	0.42	8.137	601	68.37	354	40.28
ARM 5yr/6mo - IO	4	824,348	0.14	7.803	657	78.15	356	24.80
ARM 5yr/6mo - 40yr Amterm	30	6,392,896	1.07	7.679	617	77.28	355	53.97
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Lien of the Group I Mortgage Loans
Lien	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1st	3,395	$586,512,528	97.95%	8.239%	598	78.47%	354	59.02%
2nd	291	12,293,381	2.05	11.246	633	99.29	225	50.93
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Principal Balances at Origination of the Group I Mortgage Loans
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1 - 50,000	237	$7,417,827	1.24%	11.000%	622	96.62%	250	60.10%
50,001 - 100,000	920	70,359,677	11.72	8.987	592	80.14	342	71.44
100,001 - 150,000	832	103,716,219	17.27	8.506	597	78.74	350	64.18
150,001 - 200,000	598	104,872,780	17.47	8.281	594	77.69	353	61.24
200,001 - 250,000	434	97,420,173	16.22	8.202	596	78.93	354	57.71
250,001 - 300,000	266	72,814,572	12.13	8.036	600	77.43	355	52.45
300,001 - 350,000	199	64,647,235	10.77	7.861	605	77.55	355	54.70
350,001 - 400,000	130	48,476,814	8.07	7.963	600	80.04	355	51.48
400,001 - 450,000	52	21,432,650	3.57	7.856	615	81.04	355	42.05
450,001 - 500,000	10	4,819,750	0.80	8.155	609	82.88	354	40.12
500,001 - 550,000	4	2,090,850	0.35	7.429	656	78.76	355	49.85
550,001 - 600,000	3	1,795,000	0.30	7.849	594	79.68	355	33.46
600,001 - 650,000	1	610,000	0.10	7.250	640	72.62	355	100.00
Total/Weighted Average:	3,686	$600,473,547	100.00%	8.301%	598	78.90%	351	58.86%

Remaining Principal Balance of the Group I Mortgage Loans
Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1 - 50,000	240	$7,538,599	1.26%	10.964%	621	96.19%	251	59.57%
50,001 - 100,000	918	70,075,759	11.70	8.985	592	80.15	343	71.41
100,001 - 150,000	834	103,754,625	17.33	8.506	597	78.78	350	64.40
150,001 - 200,000	598	104,722,718	17.49	8.278	594	77.69	353	60.92
200,001 - 250,000	435	97,556,683	16.29	8.200	596	78.88	354	58.29
250,001 - 300,000	263	71,924,673	12.01	8.032	600	77.44	355	51.99
300,001 - 350,000	201	65,235,405	10.89	7.865	604	77.59	355	54.68
350,001 - 400,000	128	47,723,212	7.97	7.980	600	80.11	355	51.55
400,001 - 450,000	51	20,985,228	3.50	7.839	615	80.87	355	40.95
450,001 - 500,000	10	4,802,710	0.80	8.155	609	82.88	354	40.12
500,001 - 550,000	4	2,087,960	0.35	7.429	656	78.76	355	49.85
550,001 - 600,000	3	1,790,342	0.30	7.849	594	79.68	355	33.46
600,001 - 650,000	1	607,995	0.10	7.250	640	72.62	355	100.00
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Original Terms of the Group I Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
180	213	$12,113,734	2.02%	10.464%	625	89.05%	175	52.39%
240	26	1,558,955	0.26	9.060	612	81.16	235	80.04
360	3,447	585,133,219	97.72	8.254	598	78.69	355	58.93
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Remaining Terms of the Group I Mortgage Loans
Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
120 - 179	213	$12,113,734	2.02%	10.464%	625	89.05%	175	52.39%
180 - 239	26	1,558,955	0.26	9.060	612	81.16	235	80.04
300 - 359	3,447	585,133,219	97.72	8.254	598	78.69	355	58.93
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Original Loan-to-Value Ratio of the Group I Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Less than or equal to 50.00	151	$23,254,277	3.88%	7.772%	590	41.32%	345	58.27%
50.01 - 55.00	67	10,832,654	1.81	7.841	577	53.12	353	57.99
55.01 - 60.00	85	15,135,127	2.53	7.874	584	58.05	352	58.77
60.01 - 65.00	135	24,907,601	4.16	7.925	589	62.89	354	53.05
65.01 - 70.00	247	46,148,241	7.71	7.975	587	68.47	353	52.23
70.01 - 75.00	275	51,317,996	8.57	8.053	587	73.82	353	54.24
75.01 - 80.00	1,060	180,353,013	30.12	8.054	609	79.58	354	56.72
80.01 - 85.00	538	94,942,142	15.86	8.463	586	84.31	354	60.24
85.01 - 90.00	599	101,245,992	16.91	8.674	601	89.55	354	62.62
90.01 - 95.00	184	30,392,976	5.08	8.690	612	94.38	350	76.75
95.01 - 100.00	345	20,275,889	3.39	10.302	630	99.84	284	60.91
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Original Combined Loan-to-Value Ratio of the Group I Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	(%) of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Less than or equal to 50.00	151	$23,254,277	3.88%	7.772%	590	41.32%	345	58.27%
50.01 - 55.00	67	10,832,654	1.81	7.841	577	53.12	353	57.99
55.01 - 60.00	85	15,135,127	2.53	7.874	584	58.05	352	58.77
60.01 - 65.00	134	24,842,666	4.15	7.921	589	62.90	354	53.19
65.01 - 70.00	245	45,696,668	7.63	7.976	586	68.47	353	51.76
70.01 - 75.00	265	49,926,900	8.34	8.063	586	73.79	353	53.85
75.01 - 80.00	529	95,819,516	16.00	8.229	591	79.28	353	55.52
80.01 - 85.00	508	91,794,557	15.33	8.450	587	84.29	354	59.95
85.01 - 90.00	557	98,052,555	16.37	8.611	604	89.25	354	60.86
90.01 - 95.00	253	41,029,081	6.85	8.559	613	91.03	351	70.85
95.01 - 100.00	892	102,421,909	17.10	8.420	625	84.33	341	61.51
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Mortgage Rate of the Group I Mortgage Loans

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
5.000 - 5.499	1	$303,000	0.05%	5.450%	665	71.63%	352	100.00%
5.500 - 5.999	9	2,205,350	0.37	5.905	640	62.39	353	81.32
6.000 - 6.499	44	10,835,852	1.81	6.289	626	70.36	353	83.80
6.500 - 6.999	238	51,195,401	8.55	6.797	621	73.08	351	71.48
7.000 - 7.499	337	71,265,572	11.90	7.247	611	75.25	353	64.55
7.500 - 7.999	774	146,125,138	24.40	7.764	607	76.79	353	58.68
8.000 - 8.499	430	74,366,436	12.42	8.239	601	79.62	354	49.89
8.500 - 8.999	656	103,824,888	17.34	8.742	590	81.01	354	54.14
9.000 - 9.499	355	53,207,180	8.89	9.232	580	82.78	355	56.03
9.500 - 9.999	351	44,848,409	7.49	9.766	575	83.60	354	55.66
10.000 - 10.499	143	16,686,610	2.79	10.228	566	83.56	345	66.64
10.500 - 10.999	134	12,098,509	2.02	10.727	570	83.32	330	58.94
11.000 - 11.499	73	4,943,670	0.83	11.249	590	91.28	283	67.48
11.500 - 11.999	66	3,520,834	0.59	11.733	612	97.18	227	47.40
12.000 - 12.499	46	2,234,032	0.37	12.200	595	95.44	257	45.34
12.500 - 12.999	20	877,640	0.15	12.712	590	89.79	263	57.83
13.000 - 13.499	7	214,437	0.04	13.217	634	100.00	176	28.32
13.500 - 13.999	1	27,578	0.00	13.690	635	100.00	176	0.00
14.000 - 14.499	1	25,372	0.00	14.100	633	100.00	174	0.00
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

FICO Score at Origination of the Group I Mortgage Loans

FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Not Available	3	$499,235	0.08%	7.647%	0	52.28%	352	51.17%
500	3	621,649	0.10	8.870	500	74.35	355	50.72
501 - 520	175	26,880,116	4.49	9.085	511	74.09	354	87.24
521 - 540	264	40,615,592	6.78	8.992	530	76.36	353	74.00
541 - 560	423	66,920,744	11.18	8.705	550	76.43	354	70.03
561 - 580	448	76,427,891	12.76	8.490	571	78.22	353	65.21
581 - 600	553	87,857,763	14.67	8.269	591	80.22	352	61.77
601 - 620	600	98,987,319	16.53	8.032	611	79.20	349	59.62
621 - 640	469	78,745,817	13.15	8.100	630	79.41	349	49.59
641 - 660	393	64,641,868	10.80	7.879	649	80.68	347	45.20
661 - 680	266	42,105,281	7.03	8.012	669	81.69	348	37.40
681 - 700	89	14,502,635	2.42	7.899	686	82.18	350	30.12
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Documentation Type of the Group I Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Full/Alt	2,302	$352,441,939	58.86%	8.226%	589	79.48%	351	100.00%
Verified Income/Stated Assets	40	8,176,427	1.37	8.145	616	81.70	351	0.00
Stated Income/Verified Assets	508	73,720,822	12.31	8.694	622	80.97	347	0.00
Stated/Stated Documentation	836	164,466,721	27.47	8.293	607	76.60	352	0.00
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Owner-Occupied	3,336	$543,636,347	90.79%	8.264%	596	78.73%	351	60.03%
Investor	307	46,309,609	7.73	8.679	630	80.99	353	50.39
2nd Home	43	8,859,952	1.48	8.612	613	78.76	353	31.24
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Loan Purpose of the Group I Mortgage Loans

Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (	%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (	%)	Weighted Average Stated Remaining Term (Months	)	Full/Alt Doc (	%)
Purchase	956	$109,325,442	18.26%	8.620%	616	84.52%	347	57.83%
Refinance - Cash Out	2,549	462,108,789	77.17	8.226	594	77.33	352	58.61
Refinance - Rate/Term	181	27,371,677	4.57	8.298	596	83.09	350	67.12
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Property Type of the Group I Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Single Family	2,836	$445,193,564	74.35%	8.302%	596	78.67%	351	60.02%
PUD	390	70,559,008	11.78	8.214	597	80.75	349	63.03
2-4 Family	216	45,011,553	7.52	8.362	613	77.04	354	48.92
Condominium	223	34,936,194	5.83	8.329	611	80.19	350	50.60
Townhouse	21	3,105,589	0.52	8.969	602	82.40	353	34.07
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Geographic Distribution of the Group I Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
California	545	$136,466,764	22.79%	7.829%	602	73.23%	350	49.72%
Florida	549	93,754,004	15.66	8.376	601	78.82	352	52.61
Maryland	206	44,239,725	7.39	7.958	597	78.25	352	69.50
Michigan	390	40,686,709	6.79	8.779	598	83.41	352	66.15
Illinois	222	35,231,957	5.88	8.614	604	82.43	353	57.39
Arizona	133	24,233,423	4.05	8.166	605	78.96	352	56.54
Virginia	90	16,152,891	2.70	8.280	591	81.12	350	56.42
Pennsylvania	130	15,690,787	2.62	8.546	588	80.29	346	63.34
Texas	180	15,578,422	2.60	8.627	594	82.37	347	69.60
Nevada	79	15,172,489	2.53	8.304	593	79.43	349	65.87
Massachusetts	62	13,734,150	2.29	7.893	612	76.51	350	46.05
Georgia	101	12,709,043	2.12	8.991	585	83.82	347	64.43
New York	56	12,374,205	2.07	8.219	601	74.84	353	47.04
Hawaii	37	10,902,547	1.82	7.917	600	75.39	354	47.36
Ohio	121	10,580,247	1.77	8.811	592	84.89	351	71.00
Washington	57	9,247,865	1.54	8.301	601	84.35	350	66.27
New Jersey	44	8,007,476	1.34	8.757	593	75.60	353	51.70
Colorado	53	7,487,535	1.25	8.391	602	84.37	351	70.66
Connecticut	39	6,900,624	1.15	8.364	587	80.94	355	80.43
North Carolina	67	6,802,719	1.14	8.950	580	82.74	351	76.55
Minnesota	37	5,395,278	0.90	8.088	596	83.38	348	82.50
Oregon	32	5,393,901	0.90	7.993	599	79.61	351	55.21
New Mexico	32	5,187,965	0.87	8.616	593	82.26	353	52.76
Missouri	47	4,723,921	0.79	9.202	579	85.78	353	85.16
Indiana	49	4,664,448	0.78	8.704	595	87.04	352	76.50
South Carolina	39	4,468,022	0.75	9.005	588	82.57	343	75.22
Tennessee	37	3,808,680	0.64	8.955	587	85.54	354	74.40
Louisiana	37	3,407,959	0.57	9.208	579	85.45	349	81.86
Wisconsin	29	3,070,602	0.51	9.157	587	84.50	351	78.02
Rhode Island	13	2,527,837	0.42	8.165	591	77.26	354	46.10
Idaho	17	2,319,741	0.39	8.840	577	79.65	356	67.85
Delaware	14	1,990,515	0.33	8.558	597	80.41	336	45.28
Utah	16	1,958,121	0.33	8.922	580	84.30	347	66.71
New Hampshire	12	1,855,970	0.31	7.515	605	80.74	329	93.02
Arkansas	19	1,742,851	0.29	8.924	593	81.75	349	77.27
Oklahoma	19	1,670,446	0.28	9.066	607	83.47	354	84.31
Mississippi	19	1,627,779	0.27	9.446	566	85.96	353	79.35
Maine	10	1,574,113	0.26	8.759	595	81.47	353	54.18
Kentucky	12	1,369,434	0.23	8.909	601	84.13	355	86.00
Iowa	10	1,171,943	0.20	8.582	597	84.90	354	49.38
Kansas	12	905,858	0.15	8.534	615	80.03	354	71.07
West Virginia	3	600,968	0.10	7.634	665	81.94	332	0.00
Alabama	5	532,610	0.09	9.415	595	89.51	342	89.70
Alaska	2	503,014	0.08	8.410	634	90.52	355	100.00
Montana	2	238,093	0.04	7.967	656	83.85	356	100.00
Vermont	1	142,255	0.02	10.200	593	95.00	356	100.00
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Original Prepayment Penalty Term of the Group I Mortgage Loans
Original Prepayment Penalty Term (mos.)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
No Prepayment Penalty	946	$135,990,628	22.71%	8.766%	598	80.55%	349	55.90%
6	7	750,395	0.13	8.069	623	79.05	353	68.41
12	129	27,370,949	4.57	8.496	600	77.74	352	53.23
24	1,587	282,700,652	47.21	8.207	596	78.61	353	56.57
30	1	214,614	0.04	9.990	592	100.00	356	100.00
36	1,013	151,556,222	25.31	8.023	603	78.15	349	66.63
60	3	222,450	0.04	8.687	578	77.49	353	100.00
Total/Weighted Average:	3,686	$598,805,909	100.00%	8.301%	598	78.90%	351	58.86%

Margin of the Group I Mortgage Loans - ARM Loans
Margin (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
2.500 - 2.999	1	$232,000	0.05%	7.500%	683	80.00%	350	0.00%
3.000 - 3.499	4	356,446	0.07	8.535	583	90.62	356	44.32
3.500 - 3.999	24	4,369,311	0.90	7.735	645	81.35	355	58.55
4.000 - 4.499	24	5,164,137	1.06	7.770	630	76.57	355	31.12
4.500 - 4.999	49	7,483,306	1.54	7.440	627	78.85	354	62.32
5.000 - 5.499	524	108,391,677	22.32	8.077	603	77.45	355	50.63
5.500 - 5.999	523	90,721,845	18.68	8.052	602	79.76	354	61.24
6.000 - 6.499	476	85,389,557	17.58	8.072	592	78.89	355	67.08
6.500 - 6.999	422	79,124,892	16.29	8.487	592	78.63	355	53.49
7.000 - 7.499	252	37,906,804	7.80	8.650	596	78.62	355	62.15
7.500 - 7.999	341	51,438,380	10.59	9.018	590	81.42	356	56.65
8.000 - 8.499	82	11,957,901	2.46	9.197	585	83.58	354	48.24
8.500 - 8.999	20	2,699,779	0.56	9.435	589	82.85	354	52.32
9.000 - 9.499	4	391,443	0.08	9.457	586	83.79	353	0.00
9.500 - 9.999	1	70,093	0.01	10.750	644	90.00	356	0.00
Total/Weighted Average:	2,747	$485,697,572	100.00%	8.303%	597	79.09%	355	57.42%

Minimum Rate of the Group I Mortgage Loans - ARM Loans
Minimum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
2.500 - 2.999	1	$232,000	0.05%	7.500%	683	80.00%	350	0.00%
3.500 - 3.999	9	2,024,722	0.42	7.525	651	75.21	355	60.41
4.000 - 4.499	14	3,085,938	0.64	7.691	640	78.98	355	25.75
4.500 - 4.999	11	1,495,911	0.31	7.879	620	76.60	354	64.07
5.000 - 5.499	224	48,232,446	9.93	7.872	611	76.54	355	50.31
5.500 - 5.999	227	39,823,633	8.20	7.775	604	78.43	353	63.52
6.000 - 6.499	169	31,268,899	6.44	7.679	589	75.93	354	66.63
6.500 - 6.999	167	33,083,541	6.81	7.439	607	75.13	354	69.43
7.000 - 7.499	245	48,401,740	9.97	7.603	610	75.53	355	61.16
7.500 - 7.999	376	72,368,688	14.90	7.899	607	77.60	355	60.31
8.000 - 8.499	289	51,875,598	10.68	8.327	598	80.50	355	50.83
8.500 - 8.999	397	64,946,243	13.37	8.760	592	82.19	356	49.04
9.000 - 9.499	241	38,075,525	7.84	9.235	580	83.26	355	52.55
9.500 - 9.999	213	31,706,519	6.53	9.781	573	83.83	356	59.75
10.000 - 10.499	77	9,757,060	2.01	10.240	559	84.61	356	64.71
10.500 - 10.999	54	6,171,703	1.27	10.714	556	80.75	355	53.74
11.000 - 11.499	19	1,716,766	0.35	11.229	548	83.35	354	88.25
11.500 - 11.999	7	650,602	0.13	11.743	573	89.30	356	63.41
12.000 - 12.499	6	715,241	0.15	12.266	533	87.43	353	70.35
12.500 - 12.999	1	64,798	0.01	12.500	573	100.00	354	100.00
Total/Weighted Average:	2,747	$485,697,572	100.00%	8.303%	597	79.09%	355	57.42%

Maximum Rate of the Group I Mortgage Loans - ARM Loans
Maximum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
10.500 - 10.999	1	$49,841	0.01%	7.875%	644	55.56%	356	0.00%
11.000 - 11.499	3	524,413	0.11	6.579	643	75.01	354	57.78
11.500 - 11.999	10	2,093,832	0.43	6.135	631	69.66	355	80.33
12.000 - 12.499	32	7,876,689	1.62	6.432	622	71.26	354	86.42
12.500 - 12.999	128	29,108,590	5.99	6.823	613	73.54	354	72.77
13.000 - 13.499	206	46,181,224	9.51	7.213	607	75.39	354	64.44
13.500 - 13.999	473	93,156,558	19.18	7.677	608	76.32	355	57.48
14.000 - 14.499	331	61,419,008	12.65	8.066	603	79.12	355	55.06
14.500 - 14.999	529	92,986,539	19.14	8.478	598	80.72	355	52.34
15.000 - 15.499	314	50,782,731	10.46	8.947	590	82.84	355	46.25
15.500 - 15.999	295	44,820,741	9.23	9.246	590	82.32	355	53.21
16.000 - 16.499	157	22,553,260	4.64	9.561	572	81.73	355	66.06
16.500 - 16.999	153	20,867,893	4.30	9.974	565	82.34	355	58.32
17.000 - 17.499	53	6,726,128	1.38	10.340	560	83.20	355	68.04
17.500 - 17.999	35	3,757,055	0.77	10.620	543	80.74	355	51.88
18.000 - 18.499	13	1,211,907	0.25	11.329	549	87.61	355	83.36
18.500 - 18.999	7	669,976	0.14	11.772	568	91.38	355	72.70
19.000 - 19.499	5	621,606	0.13	12.307	534	90.06	354	65.88
19.500 - 19.999	2	289,581	0.06	12.772	530	72.42	356	100.00
Total/Weighted Average:	2,747	$485,697,572	100.00%	8.303%	597	79.09%	355	57.42%

Life Cap of the Group I Mortgage Loans - ARM Loans

Life Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
3.000 - 3.499	5	$481,797	0.10%	8.708%	591	80.47%	355	43.70%
5.000 - 5.499	38	7,042,333	1.45	8.664	595	81.49	357	46.46
6.000 - 6.499	1,889	345,511,936	71.14	8.201	596	78.42	355	57.42
6.500 - 6.999	8	1,455,602	0.30	7.190	595	70.72	352	57.39
7.000 - 7.499	806	131,016,288	26.97	8.563	602	80.82	355	58.01
9.000 - 9.499	1	189,616	0.04	8.750	502	70.00	353	100.00
Total/Weighted Average:	2,747	$485,697,572	100.00%	8.303%	597	79.09%	355	57.42%
First Periodic Cap of the Group I Mortgage Loans - ARM Loans

First Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1.500 - 1.999	2	$175,689	0.04%	9.642%	580	60.21%	349	0.00%
2.000 - 2.499	148	26,876,464	5.53	8.285	605	78.30	354	69.36
3.000 - 3.499	2,591	457,499,150	94.19	8.304	597	79.14	355	56.65
5.000 - 5.499	2	469,460	0.10	7.346	651	73.62	357	100.00
6.000 - 6.499	4	676,811	0.14	9.109	547	82.39	354	88.84
Total/Weighted Average:	2,747	$485,697,572	100.00%	8.303%	597	79.09%	355	57.42%

Periodic Cap of the Group I Mortgage Loans - ARM Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1.000 - 1.499	2,133	$386,370,477	79.55%	8.199%	597	78.72%	355	57.64%
1.500 - 1.999	612	98,952,221	20.37	8.708	598	80.53	356	56.48
2.000 - 2.499	1	75,517	0.02	8.240	620	70.00	347	0.00
3.000 - 3.499	1	299,357	0.06	9.150	533	75.00	356	100.00
Total/Weighted Average:	2,747	$485,697,572	100.00%	8.303%	597	79.09%	355	57.42%

Next Rate Adjustment Date of the Group I Mortgage Loans - ARM Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
April 2007	1	$94,418	0.02%	10.990%	530	43.18%	344	0.00%
May 2007	2	305,681	0.06	7.669	572	83.45	345	100.00
June 2007	2	298,049	0.06	8.131	653	80.85	346	0.00
July 2007	2	259,517	0.05	7.538	615	77.09	347	0.00
August 2007	9	2,161,074	0.44	7.670	594	87.03	348	70.95
September 2007	4	698,212	0.14	7.410	593	75.37	349	49.36
October 2007	18	3,374,017	0.69	7.809	581	81.09	350	54.09
November 2007	66	11,655,432	2.40	7.762	597	80.48	351	51.72
December 2007	147	23,690,343	4.88	7.730	592	77.22	352	63.28
January 2008	240	42,508,184	8.75	8.257	581	77.21	353	62.84
February 2008	385	69,352,895	14.28	8.237	599	79.29	354	60.87
March 2008	529	97,801,235	20.14	8.355	602	79.50	355	53.11
April 2008	574	98,942,916	20.37	8.372	595	78.87	356	53.89
May 2008	189	39,986,650	8.23	8.295	603	79.10	357	57.86
June 2008	78	14,542,199	2.99	8.484	619	80.39	358	40.90
August 2008	1	115,037	0.02	8.625	651	52.61	348	0.00
September 2008	2	367,662	0.08	7.869	650	80.00	349	15.37
October 2008	3	387,670	0.08	7.611	589	78.68	350	100.00
November 2008	7	1,167,614	0.24	7.452	567	79.81	351	73.68
December 2008	16	2,843,001	0.59	7.257	610	82.60	352	77.07
January 2009	22	3,174,727	0.65	8.165	595	78.90	353	52.53
February 2009	26	4,137,752	0.85	8.494	590	84.54	354	75.29
March 2009	135	20,648,312	4.25	8.833	589	80.29	355	68.68
April 2009	126	20,073,792	4.13	8.705	587	79.80	356	61.69
May 2009	48	8,020,668	1.65	8.469	609	77.83	357	68.25
June 2009	68	9,388,071	1.93	8.797	602	80.79	358	59.90
November 2010	1	148,811	0.03	6.750	604	35.29	351	0.00
December 2010	2	401,045	0.08	7.941	599	55.85	352	49.57
January 2011	1	167,605	0.03	6.950	538	76.36	353	100.00
February 2011	16	2,637,231	0.54	8.026	600	80.22	354	67.93
March 2011	12	2,935,114	0.60	7.795	633	78.00	355	40.99
April 2011	14	3,092,982	0.64	7.768	620	71.73	356	31.54
May 2011	1	319,657	0.07	7.250	640	80.00	357	100.00
Total/Weighted Average:	2,747	$485,697,572	100.00%	8.303%	597	79.09%	355	57.42%

Summary of Group II Mortgage Loans

Number of Mortgage Loans:	1,991	Fixed Non-Balloon Loans:	10.72%
Aggregate Principal Balance:	$458,593,843	Purpose:
Average Principal Balance:	$230,333	Purchase:	59.92%
Low Principal Balance:	$12,475	Refinance - Cashout:	38.20%
High Principal Balance:	$1,242,945	Refinance - Rate/Term:	1.88%
W.A. Coupon:	8.026%
Low Coupon:	5.350%
High Coupon:	14.190%	Property Type:
		Single Family Residence:	70.91%
W.A. Stated Remaining Term:	347 months	PUD:	16.41%
Low Stated Remaining Term:	168 months	Condominium:	7.32%
High Stated Remaining Term:	358 months	2-4 Family:	5.18%
W.A. Seasoning:	6 months	Townhouse:	0.18%
Latest Maturity Date:	June 1, 2036
		Occupancy Status:
State Concentration (>5%):		Owner-Occupied:	94.55%
California:	43.62%	Investment:	4.49%
Florida:	16.01%	Second Home:	0.96%

		Documentation:
Interest Only Mortgage Loans:	28.65%	Full/Alt:	42.16%
W.A. Interest Only Period (1):	60 months	Verified Income/Stated Assets:	4.07%
W.A. Original LTV:	81.30%	Stated Income/Verified Assets	28.95%
Low Original LTV:	16.47%	Stated/ Stated Documentation:	23.67%
High Original LTV:	100.00%	No Documentation:	1.15%
W.A. CLTV:	90.42%
Low CLTV:	16.47%	Loans with Prepayment Penalties:	81.17%
High CLTV:	100.00%	Weighted Average Prepayment Penalty Term(3):	26 months
W.A. FICO Score (2):	644

Index Type:		ARM Loans:
Six-Month LIBOR:	85.01%	Weighted Average Margin:	6.042%
Fixed:	14.99%	Weighted Average Max. Rate:	14.237%
		Weighted Average Min. Rate:	7.007%
First Liens:	94.91%	Weighted Average Life Cap:	6.303%
Second Liens:	5.09%	Weighted Average First Periodic Cap:	2.961%
		Weighted Average Periodic Cap:	1.081%

(1) For Group II Mortgage Loans with an Interest Only Period
(2) For Group II Mortgage Loans that were scored
(3) For Group II Mortgage Loans with prepayment penalties only

Product Type of the Group II Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Balloon 15/30	247	$17,394,855	3.79%	11.384%	658	99.43%	175	26.99%
Balloon 30/40	6	2,171,578	0.47	7.178	681	76.25	353	34.31
Fixed 15yr	6	419,321	0.09	8.565	711	63.12	175	23.45
Fixed 20yr	8	629,126	0.14	9.802	678	82.06	235	21.32
Fixed 30yr	269	42,611,884	9.29	7.721	660	77.84	354	61.83
Fixed 30yr - IO	10	5,501,763	1.20	6.349	688	74.10	352	94.04
ARM 2yr/6mo	765	166,980,961	36.41	8.281	631	81.80	354	41.60
ARM 2yr/6mo - IO	350	111,821,129	24.38	7.476	655	80.61	354	35.41
ARM 2yr/6mo - 40 yr Amterm	192	71,540,181	15.60	7.923	638	80.46	355	36.08
ARM 3yr/6mo	64	13,072,646	2.85	8.526	634	82.47	356	52.38
ARM 3yr/6mo - IO	32	10,852,531	2.37	7.423	662	74.17	355	35.01
ARM 3yr/6mo - 40 yr Amterm	18	6,824,718	1.49	7.479	662	83.28	354	74.69
ARM 5yr/6mo	8	2,379,847	0.52	7.433	666	78.11	355	59.19
ARM 5yr/6mo - IO	8	3,205,740	0.70	7.706	648	79.92	355	69.28
ARM 5yr/6mo - 40 yr Amterm	8	3,187,564	0.70	7.026	661	81.71	355	60.35
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Lien of the Group II Mortgage Loans
Lien	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1st	1,648	$435,244,179	94.91%	7.855%	644	80.32%	354	42.80%
2nd	343	23,349,664	5.09	11.218	659	99.53	218	30.20
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Principal Balances at Origination of the Group II Mortgage Loans

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1 - 50,000	126	$4,530,520	0.99%	10.839%	657	96.12%	240	36.53%
50,001 - 100,000	409	31,018,106	6.75	9.706	634	89.07	301	56.99
100,001 - 150,000	295	36,535,207	7.95	8.670	637	83.11	331	53.54
150,001 - 200,000	247	43,027,878	9.36	8.167	649	81.07	349	42.96
200,001 - 250,000	183	41,319,141	8.99	7.901	655	81.13	355	37.28
250,001 - 300,000	154	42,447,444	9.23	7.787	651	80.68	354	40.44
300,001 - 350,000	129	41,816,508	9.10	7.735	654	80.88	355	31.51
350,001 - 400,000	86	32,420,148	7.05	7.631	659	81.53	354	36.28
400,001 - 450,000	131	56,346,449	12.26	7.817	640	81.54	355	33.48
450,001 - 500,000	99	47,347,777	10.30	7.775	641	80.42	354	34.55
500,001 - 550,000	50	26,180,377	5.70	7.818	624	78.21	355	47.79
550,001 - 600,000	31	17,785,432	3.87	7.678	642	78.94	355	35.29
600,001 - 650,000	14	8,689,052	1.89	7.628	625	82.13	354	57.18
650,001 - 700,000	10	6,819,250	1.48	8.301	632	73.67	355	50.87
700,001 - 750,000	10	7,277,955	1.58	7.489	626	77.09	354	89.68
750,001 - 800,000	4	3,147,000	0.68	8.063	593	76.06	354	25.45
800,001 - 850,000	3	2,521,500	0.55	7.427	679	86.14	354	66.68
850,001 - 900,000	1	900,000	0.20	6.675	659	73.77	353	100.00
900,001 - 950,000	3	2,816,768	0.61	7.768	653	76.44	355	66.96
950,001 - 1,000,000	2	1,999,750	0.44	7.363	631	66.43	351	49.93
1,000,001 - 1,050,000	1	1,031,250	0.22	5.875	711	75.00	353	0.00
1,150,001 - 1,200,000	1	1,200,000	0.26	5.375	784	59.93	351	100.00
1,200,001 - 1,250,000	2	2,485,000	0.54	6.751	623	77.50	354	100.00
Total/Weighted Average:	1,991	$459,662,512	100.00%	8.026%	644	81.30%	347	42.16%

Remaining Principal Balance of the Group II Mortgage Loans

Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1 - 50,000	126	$4,512,090	0.98%	10.839%	657	96.12%	240	36.53%
50,001 - 100,000	410	31,019,616	6.76	9.698	635	89.04	301	57.13
100,001 - 150,000	295	36,464,592	7.95	8.669	637	83.10	331	53.19
150,001 - 200,000	247	42,953,069	9.37	8.183	649	81.05	349	42.91
200,001 - 250,000	182	41,001,660	8.94	7.886	655	81.16	355	37.47
250,001 - 300,000	155	42,658,455	9.30	7.785	651	80.68	354	40.15
300,001 - 350,000	128	41,444,871	9.04	7.736	654	80.89	355	31.74
350,001 - 400,000	86	32,363,465	7.06	7.631	659	81.53	354	36.28
400,001 - 450,000	131	56,253,924	12.27	7.817	640	81.54	355	33.48
450,001 - 500,000	100	47,745,609	10.41	7.764	642	80.27	354	34.18
500,001 - 550,000	49	25,627,226	5.59	7.839	622	78.45	355	48.72
550,001 - 600,000	31	17,750,933	3.87	7.678	642	78.94	355	35.29
600,001 - 650,000	14	8,674,405	1.89	7.628	625	82.13	354	57.18
650,001 - 700,000	10	6,804,052	1.48	8.301	632	73.67	355	50.87
700,001 - 750,000	10	7,257,241	1.58	7.489	626	77.09	354	89.68
750,001 - 800,000	4	3,137,439	0.68	8.063	593	76.06	354	25.45
800,001 - 850,000	3	2,513,554	0.55	7.427	679	86.14	354	66.68
850,001 - 900,000	1	897,328	0.20	6.675	659	73.77	353	100.00
900,001 - 950,000	3	2,810,928	0.61	7.768	653	76.44	355	66.96
950,001 - 1,000,000	2	1,996,660	0.44	7.363	631	66.43	351	49.93
1,000,001 - 1,050,000	1	1,023,781	0.22	5.875	711	75.00	353	0.00
1,150,001 - 1,200,000	1	1,200,000	0.26	5.375	784	59.93	351	100.00
1,200,001 - 1,250,000	2	2,482,945	0.54	6.751	623	77.50	354	100.00
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Original Terms of the Group II Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
180	253	$17,814,176	3.88%	11.317%	659	98.57%	175	26.90%
240	8	629,126	0.14	9.802	678	82.06	235	21.32
360	1,730	440,150,542	95.98	7.890	644	80.60	354	42.81
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Remaining Terms of the Group II Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
120 - 179	253	$17,814,176	3.88%	11.317%	659	98.57%	175	26.90%
180 - 239	8	629,126	0.14	9.802	678	82.06	235	21.32
300 - 359	1,730	440,150,542	95.98	7.890	644	80.60	354	42.81
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Original Loan-to-Value Ratio of the Group II Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Less than or equal to 50.00	41	$7,909,270	1.72%	7.140%	650	42.03%	348	59.03%
50.01 - 55.00	16	4,724,169	1.03	6.873	644	52.36	353	47.62
55.01 - 60.00	21	6,770,412	1.48	6.988	655	58.31	354	55.18
60.01 - 65.00	32	8,756,092	1.91	7.236	631	63.45	352	38.89
65.01 - 70.00	55	16,794,383	3.66	7.424	646	68.49	354	36.36
70.01 - 75.00	56	20,979,258	4.57	7.851	623	73.71	354	41.28
75.01 - 80.00	903	242,480,310	52.87	7.645	654	79.84	354	37.61
80.01 - 85.00	152	39,793,567	8.68	8.238	620	84.42	355	49.39
85.01 - 90.00	244	59,138,896	12.90	8.519	628	89.73	354	48.73
90.01 - 95.00	85	17,811,572	3.88	8.768	632	94.73	351	65.09
95.01 - 100.00	386	33,435,915	7.29	10.471	655	99.92	264	39.70
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Original Combined Loan-to-Value Ratio of the Group II Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc(%)
Less than or equal to 50.00	41	$7,909,270	1.72%	7.140%	650	42.03%	348	59.03%
50.01 - 55.00	16	4,724,169	1.03	6.873	644	52.36	353	47.62
55.01 - 60.00	18	5,735,481	1.25	6.862	666	58.34	354	64.20
60.01 - 65.00	32	8,756,092	1.91	7.236	631	63.45	352	38.89
65.01 - 70.00	49	14,272,679	3.11	7.454	645	68.45	354	32.21
70.01 - 75.00	43	16,790,870	3.66	7.773	626	73.88	355	40.97
75.01 - 80.00	131	40,758,251	8.89	7.700	628	78.78	353	43.24
80.01 - 85.00	145	39,547,261	8.62	8.239	620	84.17	355	47.71
85.01 - 90.00	240	61,469,952	13.40	8.369	631	88.25	353	50.05
90.01 - 95.00	132	30,303,693	6.61	8.431	638	88.96	352	55.16
95.01 - 100.00	1,144	228,326,127	49.79	8.070	658	82.92	341	36.74
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Mortgage Rate of the Group II Mortgage Loans

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
5.000 - 5.499	4	$2,614,127	0.57%	5.372%	748	66.26%	351	77.74%
5.500 - 5.999	25	10,223,911	2.23	5.883	696	74.99	352	57.25
6.000 - 6.499	64	20,175,075	4.40	6.239	673	71.06	353	65.30
6.500 - 6.999	205	64,618,482	14.09	6.801	663	77.41	353	54.38
7.000 - 7.499	234	64,076,125	13.97	7.273	661	79.18	354	47.03
7.500 - 7.999	361	103,072,255	22.48	7.742	644	79.90	355	35.82
8.000 - 8.499	221	58,359,866	12.73	8.249	640	81.57	355	32.93
8.500 - 8.999	253	57,651,924	12.57	8.757	625	83.11	354	34.26
9.000 - 9.499	112	23,535,052	5.13	9.253	613	85.23	355	38.55
9.500 - 9.999	150	21,778,324	4.75	9.750	606	89.38	347	51.22
10.000 - 10.499	66	7,451,152	1.62	10.168	613	92.62	320	39.80
10.500 - 10.999	96	9,611,104	2.10	10.730	615	92.48	296	44.63
11.000 - 11.499	57	5,046,632	1.10	11.280	651	98.42	221	22.42
11.500 - 11.999	78	5,935,147	1.29	11.711	630	97.51	224	28.59
12.000 - 12.499	38	2,885,800	0.63	12.150	630	97.92	196	19.85
12.500 - 12.999	13	730,099	0.16	12.816	650	99.08	204	29.00
13.000 - 13.499	10	676,042	0.15	13.140	639	100.00	176	3.75
13.500 - 13.999	1	29,762	0.01	13.700	620	100.00	177	0.00
14.000 - 14.499	3	122,965	0.03	14.085	627	100.00	175	0.00
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

FICO Score at Origination of the Group II Mortgage Loans

FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
501 - 520	12	$2,089,654	0.46%	9.196%	507	73.50%	349	52.32%
521 - 540	42	10,269,563	2.24	9.247	532	78.49	353	68.27
541 - 560	109	20,392,360	4.45	8.945	551	82.84	355	71.54
561 - 580	109	21,591,061	4.71	8.679	570	84.34	354	77.97
581 - 600	200	51,167,922	11.16	8.243	590	79.41	351	60.19
601 - 620	221	53,574,357	11.68	8.090	611	81.81	347	53.06
621 - 640	302	69,003,872	15.05	8.146	630	82.69	343	34.40
641 - 660	289	67,904,016	14.81	7.941	651	81.97	346	30.13
661 - 680	171	41,695,632	9.09	7.836	670	81.36	346	27.19
681 - 700	135	31,418,093	6.85	7.776	690	80.92	346	24.43
701 - 720	198	46,067,758	10.05	7.443	710	80.78	347	33.39
721 - 740	97	20,553,372	4.48	7.552	729	79.44	349	34.20
741 - 760	49	8,711,551	1.90	7.774	751	79.20	348	31.00
761 - 780	42	9,850,082	2.15	7.600	771	81.18	335	37.66
781 - 800	14	4,106,132	0.90	6.647	787	74.30	353	57.70
Greater than 800	1	198,417	0.04	6.125	805	52.63	352	100.00
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Documentation Type of the Group II Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Full/Alternative	893	$193,353,252	42.16%	7.826%	629	81.46%	350	100.00%
Verified Income/Stated Assets	79	18,662,384	4.07	7.981	629	83.49	347	0.00
Stated Income/Verified Assets	607	132,769,189	28.95	8.364	660	82.52	341	0.00
Stated/Stated Documentation	387	108,537,214	23.67	8.003	653	79.89	351	0.00
No Documentation	25	5,271,804	1.15	7.489	697	65.57	343	0.00
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Owner-Occupied	1,877	$433,583,039	94.55%	8.001%	642	81.16%	347	41.84%
Investor	101	20,597,708	4.49	8.559	687	83.26	354	46.83
2nd Home	13	4,413,096	0.96	8.042	662	85.66	352	52.28
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Loan Purpose of the Group II Mortgage Loans

Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Purchase	1,327	$274,779,993	59.92%	8.195%	650	83.36%	343	36.71%
Refinance - Cash Out	636	175,177,701	38.20	7.791	635	78.31	353	49.58
Refinance - Rate/Term	28	8,636,149	1.88	7.432	667	76.19	354	65.09
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Property Type of the Group II Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Single Family	1,449	$325,180,704	70.91%	8.027%	643	81.39%	347	42.21%
PUD	276	75,267,665	16.41	7.977	641	80.42	348	46.85
Condominium	163	33,575,760	7.32	8.021	649	82.62	347	40.79
2-4 Family	99	23,750,433	5.18	8.139	675	80.66	343	29.17
Townhouse	4	819,281	0.18	8.972	676	86.82	357	23.40
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Geographic Distribution of the Group II Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
California	624	$200,042,944	43.62%	7.766%	651	79.73%	345	39.28%
Florida	359	73,400,463	16.01	8.277	646	81.65	351	39.86
New York	58	18,178,739	3.96	7.878	646	81.25	349	20.10
Maryland	64	17,269,317	3.77	7.553	662	81.29	351	59.69
Virginia	52	14,613,428	3.19	7.982	622	81.78	347	39.78
Michigan	102	14,268,152	3.11	8.516	631	84.64	352	57.02
Nevada	60	12,476,333	2.72	8.337	643	82.93	342	38.45
Illinois	46	10,360,347	2.26	8.624	647	84.23	352	27.07
Arizona	45	8,712,032	1.90	8.249	655	83.36	346	35.46
Texas	75	8,404,163	1.83	8.410	632	82.90	350	46.79
Massachusetts	24	6,164,365	1.34	7.939	622	78.86	348	41.00
Washington	29	6,155,139	1.34	8.406	632	84.26	348	30.23
Pennsylvania	47	6,141,179	1.34	8.562	618	86.17	349	59.38
Hawaii	14	6,135,997	1.34	7.168	665	79.26	351	75.71
North Carolina	46	5,608,780	1.22	8.648	614	84.23	349	68.13
Ohio	46	4,966,984	1.08	8.296	634	84.87	347	57.20
New Jersey	21	4,823,062	1.05	7.961	662	83.75	351	41.97
Georgia	26	4,343,296	0.95	8.605	628	82.16	351	57.06
Minnesota	15	3,607,646	0.79	8.221	669	82.71	342	43.95
Colorado	15	3,556,758	0.78	8.222	617	77.79	337	31.06
South Carolina	25	3,189,325	0.70	8.586	614	83.87	352	81.57
Oregon	15	3,033,522	0.66	8.178	632	82.97	353	22.10
Connecticut	15	2,840,415	0.62	9.102	583	82.10	351	45.96
Indiana	21	2,053,024	0.45	8.507	623	84.63	353	83.03
Tennessee	15	1,791,011	0.39	8.803	579	89.73	349	100.00
New Mexico	7	1,721,085	0.38	7.870	622	82.63	355	58.74
Louisiana	16	1,649,483	0.36	8.963	630	84.85	348	48.32
Oklahoma	13	1,454,387	0.32	7.987	601	83.91	353	79.94
Delaware	8	1,349,533	0.29	7.923	630	80.77	339	24.11
Missouri	15	1,195,482	0.26	8.934	626	84.73	346	53.32
Rhode Island	6	1,038,202	0.23	7.932	666	78.48	335	28.26
Arkansas	9	1,022,474	0.22	8.569	630	82.58	353	37.42
Kansas	9	946,239	0.21	8.663	619	85.65	346	51.83
New Hampshire	5	884,086	0.19	7.434	623	82.48	330	71.52
Wisconsin	6	811,058	0.18	9.332	662	92.05	354	27.17
Idaho	7	799,702	0.17	8.254	606	87.25	356	82.15
Utah	4	706,902	0.15	8.874	620	85.72	356	40.08
Mississippi	8	697,042	0.15	9.585	585	87.61	355	60.70
District of Columbia	3	514,642	0.11	8.810	652	86.79	292	0.00
Alabama	3	458,042	0.10	9.327	578	87.76	342	100.00
Kentucky	4	368,199	0.08	7.615	610	84.67	353	100.00
Maine	3	265,794	0.06	7.771	656	87.40	353	63.01
West Virginia	2	242,315	0.05	9.819	620	84.00	320	0.00
Iowa	3	212,756	0.05	9.015	669	88.16	333	37.83
Wyoming	1	120,000	0.03	7.200	591	80.00	353	0.00
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Original Prepayment Penalty Term of the Group II Mortgage Loans

Original Prepayment Penalty Term (mos.)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
No Prepay Penalty	440	$86,331,959	18.83%	8.362%	646	82.79%	345	35.26%
6	2	222,525	0.05	10.353	679	100.00	355	31.81
12	95	29,977,080	6.54	8.247	643	81.31	349	38.61
24	994	250,835,600	54.70	7.981	640	81.63	349	39.21
36	460	91,226,680	19.89	7.754	656	78.92	344	58.00
Total/Weighted Average:	1,991	$458,593,843	100.00%	8.026%	644	81.30%	347	42.16%

Margin of the Group II Mortgage Loans - ARM Loans

Margin (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
2.500 - 2.999	1	$318,493	0.08%	8.375%	619	90.00%	355	0.00%
3.000 - 3.499	2	265,042	0.07	6.441	676	81.15	354	100.00
3.500 - 3.999	17	5,041,164	1.29	6.623	675	78.21	354	61.66
4.000 - 4.499	33	8,201,137	2.10	7.162	654	75.89	353	47.76
4.500 - 4.999	102	24,639,068	6.32	7.132	665	78.58	353	26.83
5.000 - 5.499	295	89,842,527	23.04	7.908	646	80.02	354	38.52
5.500 - 5.999	282	75,417,404	19.34	7.574	645	81.58	354	52.62
6.000 - 6.499	197	48,251,705	12.38	7.941	624	82.34	354	52.05
6.500 - 6.999	241	68,105,520	17.47	8.156	635	81.99	355	32.18
7.000 - 7.499	110	27,516,197	7.06	8.293	641	80.46	355	37.65
7.500 - 7.999	137	34,771,299	8.92	8.809	636	82.01	356	23.84
8.000 - 8.499	22	6,015,933	1.54	8.769	633	82.76	355	37.95
8.500 - 8.999	5	1,196,947	0.31	9.141	597	79.40	354	0.00
9.000 - 9.499	1	282,880	0.07	9.425	618	84.99	355	0.00
Total/Weighted Average:	1,445	$389,865,317	100.00%	7.935%	641	81.01%	355	40.06%

Minimum Rate of the Group II Mortgage Loans - ARM Loans

Minimum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
2.500 - 2.999	1	$318,493	0.08%	8.375%	619	90.00%	355	0.00%
3.000 - 3.499	1	204,000	0.05	5.900	706	80.00	353	100.00
3.500 - 3.999	10	2,903,391	0.74	6.292	676	74.99	354	60.54
4.000 - 4.499	25	5,640,212	1.45	7.188	639	76.97	354	55.53
4.500 - 4.999	58	11,203,154	2.87	7.205	656	79.18	353	27.84
5.000 - 5.499	204	57,498,754	14.75	7.802	653	80.39	354	35.07
5.500 - 5.999	194	49,249,595	12.63	7.431	652	82.06	353	55.40
6.000 - 6.499	122	26,430,563	6.78	7.805	621	79.58	353	46.50
6.500 - 6.999	131	33,145,173	8.50	7.306	649	79.37	354	50.06
7.000 - 7.499	142	40,573,959	10.41	7.489	653	79.82	355	49.82
7.500 - 7.999	184	58,528,291	15.01	7.820	643	79.18	355	29.45
8.000 - 8.499	120	35,063,999	8.99	8.253	642	81.78	356	30.18
8.500 - 8.999	127	37,584,649	9.64	8.756	626	82.59	356	28.60
9.000 - 9.499	51	13,588,868	3.49	9.245	618	86.38	356	35.52
9.500 - 9.999	40	9,792,068	2.51	9.728	605	89.20	356	43.03
10.000 - 10.499	15	3,249,831	0.83	10.107	593	91.31	355	38.04
10.500 - 10.999	14	3,593,779	0.92	10.669	556	83.59	356	51.39
11.000 - 11.499	3	566,045	0.15	11.263	605	90.80	357	18.55
11.500 - 11.999	3	730,494	0.19	11.645	571	85.49	355	83.42
Total/Weighted Average:	1,445	$389,865,317	100.00%	7.935%	641	81.01%	355	40.06%

Maximum Rate of the Group II Mortgage Loans - ARM Loans

Maximum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
11.000 - 11.499	1	$351,200	0.09%	5.350%	704	80.00%	352	100.00%
11.500 - 11.999	14	4,409,260	1.13	6.139	687	80.86	353	84.16
12.000 - 12.499	35	11,542,193	2.96	6.339	655	74.28	353	66.04
12.500 - 12.999	123	42,626,191	10.93	6.752	659	79.35	354	51.38
13.000 - 13.499	173	50,141,321	12.86	7.205	657	79.06	354	45.41
13.500 - 13.999	259	78,360,454	20.10	7.633	646	78.99	355	33.71
14.000 - 14.499	176	50,916,153	13.06	7.984	653	81.66	355	36.78
14.500 - 14.999	225	59,413,430	15.24	8.319	637	82.16	355	28.32
15.000 - 15.499	142	35,558,280	9.12	8.612	628	83.03	355	32.05
15.500 - 15.999	142	29,877,535	7.66	9.060	618	83.90	355	43.47
16.000 - 16.499	48	9,728,544	2.50	9.554	598	85.91	355	49.09
16.500 - 16.999	67	10,544,428	2.70	9.958	586	86.99	355	50.97
17.000 - 17.499	17	2,240,785	0.57	10.212	575	88.62	354	36.25
17.500 - 17.999	17	3,020,029	0.77	10.781	554	83.11	356	65.33
18.000 - 18.499	3	595,969	0.15	11.297	600	91.01	357	17.62
18.500 - 18.999	3	539,544	0.14	11.596	573	94.46	355	77.55
Total/Weighted Average:	1,445	$389,865,317	100.00%	7.935%	641	81.01%	355	40.06%

Life Cap of the Group II Mortgage Loans - ARM Loans

Life Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
3.000 - 3.499	1	$364,929	0.09%	8.925%	664	95.00%	356	0.00%
5.000 - 5.499	40	8,701,481	2.23	8.656	632	83.79	357	39.57
6.000 - 6.499	857	250,151,554	64.16	7.830	641	81.20	354	39.27
6.500 - 6.999	12	5,478,944	1.41	7.136	662	81.50	352	51.74
7.000 - 7.499	535	125,168,410	32.11	8.125	641	80.38	355	41.27
Total/Weighted Average:	1,445	$389,865,317	100.00%	7.935%	641	81.01%	355	40.06%

First Periodic Cap of the Group II Mortgage Loans - ARM Loans

First Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1.500 - 1.999	1	$750,873	0.19%	7.550%	623	80.00%	351	0.00%
2.000 - 2.499	49	17,156,654	4.40	7.648	654	79.74	354	76.89
3.000 - 3.499	1,392	370,709,366	95.09	7.952	641	81.07	355	38.40
5.000 - 5.499	1	635,205	0.16	6.700	607	80.00	357	100.00
6.000 - 6.499	2	613,219	0.16	7.196	668	82.06	350	0.00
Total/Weighted Average:	1,445	$389,865,317	100.00%	7.935%	641	81.01%	355	40.06%

Periodic Cap of the Group II Mortgage Loans - ARM Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1.000 - 1.499	1,226	$326,801,653	83.82%	7.869%	640	81.21%	354	42.13%
1.500 - 1.999	218	62,702,870	16.08	8.284	650	79.97	356	29.48
2.000 - 2.499	1	360,795	0.09	6.640	621	80.00	347	0.00
Total/Weighted Average:	1,445	$389,865,317	100.00%	7.935%	641	81.01%	355	40.06%

Next Rate Adjustment Date of the Group II Mortgage Loans - ARM Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
September 2006	1	$490,852	0.13%	7.500%	530	71.94%	337	100.00%
June 2007	1	121,591	0.03	5.500	672	80.00	346	100.00
July 2007	1	360,795	0.09	6.640	621	80.00	347	0.00
August 2007	5	1,621,944	0.42	7.848	611	76.11	348	49.32
September 2007	3	676,234	0.17	8.446	557	83.09	349	38.14
October 2007	9	3,319,639	0.85	7.286	673	82.47	350	20.06
November 2007	53	14,427,563	3.70	7.268	644	81.05	351	31.66
December 2007	123	28,826,189	7.39	7.388	652	82.43	352	37.98
January 2008	242	51,887,794	13.31	7.784	636	80.90	353	50.91
February 2008	228	57,305,222	14.70	7.990	641	81.09	354	41.60
March 2008	267	80,265,902	20.59	8.004	645	80.09	355	37.79
April 2008	187	53,804,818	13.80	8.288	629	82.05	356	33.19
May 2008	148	46,319,179	11.88	8.089	637	81.83	357	36.94
June 2008	41	11,212,769	2.88	8.527	656	80.56	358	15.60
August 2008	1	299,873	0.08	7.900	742	93.75	348	100.00
September 2008	1	999,745	0.26	6.250	583	51.27	349	0.00
November 2008	3	1,516,897	0.39	6.678	714	84.71	351	73.64
December 2008	3	1,032,290	0.26	6.171	654	72.89	352	42.96
January 2009	12	5,471,425	1.40	7.328	651	83.25	353	79.18
February 2009	5	813,745	0.21	7.843	689	75.05	354	0.00
March 2009	16	3,008,621	0.77	8.380	635	81.47	355	76.35
April 2009	31	7,339,608	1.88	8.076	645	81.98	356	39.08
May 2009	18	4,327,753	1.11	8.480	656	78.37	357	37.60
June 2009	22	5,641,719	1.45	8.539	644	78.34	358	43.62
January 2011	1	496,965	0.13	6.800	669	48.78	353	0.00
February 2011	5	1,482,744	0.38	7.398	638	79.75	354	68.45
March 2011	9	3,324,138	0.85	7.535	676	84.50	355	55.20
April 2011	7	2,430,349	0.62	7.514	650	79.83	356	68.48
May 2011	2	1,038,955	0.27	6.865	641	81.94	357	100.00
Total/Weighted Average:	1,445	$389,865,317	100.00%	7.935%	641	81.01%	355	40.06%

Summary of Mortgage Loans

Number of Mortgage Loans:	5,677	Fixed Non-Balloon Loans:	14.25%
Aggregate Principal Balance:	$1,057,399,752	Purpose:
Average Principal Balance:	$186,260	Purchase:	36.33%
Low Principal Balance:	$12,475	Refinance - Cashout:	60.27%
High Principal Balance:	$1,242,945	Refinance - Rate/Term:	3.41%
W.A. Coupon:	8.182%
Low Coupon:	5.350%
High Coupon:	14.190%	Property Type:
		Single Family Residence:	72.86%
W.A. Stated Remaining Term:	349 months	PUD:	13.79%
Low Stated Remaining Term:	164 months	2-4 Family:	6.50%
High Stated Remaining Term:	358 months	Condominium:	6.48%
W.A. Seasoning:	5 months	Townhouse:	0.37%
Latest Maturity Date:	June 1, 2036
		Occupancy Status:
State Concentration (>5%):		Owner-Occupied:	92.42%
California:	31.82%	Investment:	6.33%
Florida:	15.81%	Second Home:	1.26%
Maryland:	5.82%
Michigan:	5.20%

		Documentation:
Interest Only Mortgage Loans:	19.41%	Full/Alt:	51.62%
W.A. Interest Only Period (1):	61 months	Verified Income/Stated Assets:	2.54%
W.A. Original LTV:	79.94%	Stated Income/Verified Assets	19.53%
Low Original LTV:	12.86%	Stated/ Stated Documentation:	25.82%
High Original LTV:	100.00%	No Documentation:	0.50%
W.A. CLTV:	85.57%
Low CLTV:	12.86%	Loans with Prepayment Penalties:	78.97%
High CLTV:	100.00%	Weighted Average Prepayment Penalty Term(3):	27 months
W.A. FICO Score (2):	618

Index Type:		ARM Loans:
Six-Month LIBOR:	82.80%	Weighted Average Margin:	6.123%
Fixed:	17.20%	Weighted Average Max. Rate:	14.415%
		Weighted Average Min. Rate:	7.339%
First Liens:	96.63%	Weighted Average Life Cap:	6.276%
Second Liens:	3.37%	Weighted Average First Periodic Cap:	2.955%
		Weighted Average Periodic Cap:	1.093%

(1) For Mortgage Loans with an Interest Only Period
(2) For Mortgage Loans that were scored
(3) For Mortgage Loans with prepayment penalties only

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Balloon 15/30	422	$25,836,555	2.44%	11.411%	650	99.30%	175	33.81%
Balloon 15/30-IO	1	162,881	0.02	11.250	627	100.00	170	0.00
Balloon 30/40	20	4,980,207	0.47	7.781	645	75.22	354	53.51
Balloon 30/45	1	169,102	0.02	7.625	626	79.98	352	100.00
Fixed 15yr	43	3,928,474	0.37	8.074	614	64.35	175	61.16
Fixed 20yr	34	2,188,081	0.21	9.274	631	81.42	235	63.16
Fixed 30yr	949	137,688,450	13.02	7.934	618	77.15	354	65.03
Fixed 30yr - IO	15	6,883,113	0.65	6.401	680	73.85	352	84.95
ARM 2yr/6mo	2,458	449,498,756	42.51	8.379	605	80.00	355	51.09
ARM 2yr/6mo - IO	618	172,070,118	16.27	7.549	645	80.51	354	43.02
ARM 2yr/6mo - 40yr Amterm	476	134,214,971	12.69	7.975	622	79.30	355	44.15
ARM 2yr/6mo - 40yr Amterm - IO	1	229,249	0.02	8.200	571	90.00	355	100.00
ARM 3yr/6mo	415	61,793,427	5.84	8.809	594	80.29	356	60.94
ARM 3yr/6mo - IO	86	21,830,353	2.06	7.575	644	77.78	355	54.83
ARM 3yr/6mo - 40yr Amterm	67	17,450,422	1.65	7.921	630	81.88	355	69.10
ARM 5yr/6mo	21	4,865,046	0.46	7.792	633	73.14	355	49.53
ARM 5yr/6mo - IO	12	4,030,088	0.38	7.726	650	79.56	356	60.18
ARM 5yr/6mo - 40yr Amterm	38	9,580,460	0.91	7.462	632	78.75	355	56.09
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Lien of the Mortgage Loans

Lien	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1st	5,043	$1,021,756,707	96.63%	8.076%	617	79.26%	354	52.11%
2nd	634	35,643,045	3.37	11.228	650	99.45	220	37.35
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Principal Balances at Origination of the Mortgage Loans

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1 - 50,000	363	$11,948,347	1.13%	10.939%	635	96.43%	246	51.17%
50,001 - 100,000	1,329	101,377,783	9.56	9.207	605	82.87	330	67.02
100,001 - 150,000	1,127	140,251,426	13.23	8.549	608	79.88	345	61.41
150,001 - 200,000	845	147,900,658	13.95	8.248	610	78.67	352	55.92
200,001 - 250,000	617	138,739,314	13.09	8.113	613	79.58	354	51.63
250,001 - 300,000	420	115,262,016	10.87	7.944	619	78.63	354	48.02
300,001 - 350,000	328	106,463,743	10.04	7.812	624	78.86	355	45.59
350,001 - 400,000	216	80,896,962	7.63	7.830	624	80.63	354	45.39
400,001 - 450,000	183	77,779,099	7.34	7.828	633	81.40	355	35.84
450,001 - 500,000	109	52,167,527	4.92	7.810	638	80.65	354	35.06
500,001 - 550,000	54	28,271,227	2.67	7.789	626	78.25	355	47.94
550,001 - 600,000	34	19,580,432	1.85	7.694	638	79.01	355	35.12
600,001 - 650,000	15	9,299,052	0.88	7.603	626	81.51	354	59.99
650,001 - 700,000	10	6,819,250	0.64	8.301	632	73.67	355	50.87
700,001 - 750,000	10	7,277,955	0.69	7.489	626	77.09	354	89.68
750,001 - 800,000	4	3,147,000	0.30	8.063	593	76.06	354	25.45
800,001 - 850,000	3	2,521,500	0.24	7.427	679	86.14	354	66.68
850,001 - 900,000	1	900,000	0.08	6.675	659	73.77	353	100.00
900,001 - 950,000	3	2,816,768	0.27	7.768	653	76.44	355	66.96
950,001 - 1,000,000	2	1,999,750	0.19	7.363	631	66.43	351	49.93
1,000,001 - 1,050,000	1	1,031,250	0.10	5.875	711	75.00	353	0.00
1,150,001 - 1,200,000	1	1,200,000	0.11	5.375	784	59.93	351	100.00
1,200,001 - 1,250,000	2	2,485,000	0.23	6.751	623	77.50	354	100.00
Total/Weighted Average:	5,677	$1,060,136,059	100.00%	8.182%	618	79.94%	349	51.62%

Remaining Principal Balance of the Mortgage Loans

Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1 - 50,000	366	$12,050,689	1.14%	10.917%	635	96.16%	247	50.95%
50,001 - 100,000	1,328	101,095,375	9.56	9.203	605	82.87	330	67.03
100,001 - 150,000	1,129	140,219,216	13.26	8.549	607	79.91	345	61.48
150,001 - 200,000	845	147,675,787	13.97	8.250	610	78.66	352	55.68
200,001 - 250,000	617	138,558,343	13.10	8.107	613	79.55	354	52.13
250,001 - 300,000	418	114,583,128	10.84	7.940	619	78.64	354	47.58
300,001 - 350,000	329	106,680,276	10.09	7.815	624	78.87	355	45.77
350,001 - 400,000	214	80,086,676	7.57	7.839	624	80.68	354	45.38
400,001 - 450,000	182	77,239,152	7.30	7.823	633	81.36	355	35.51
450,001 - 500,000	110	52,548,319	4.97	7.800	639	80.51	354	34.73
500,001 - 550,000	53	27,715,185	2.62	7.808	624	78.47	355	48.80
550,001 - 600,000	34	19,541,274	1.85	7.694	638	79.01	355	35.12
600,001 - 650,000	15	9,282,400	0.88	7.603	626	81.51	354	59.99
650,001 - 700,000	10	6,804,052	0.64	8.301	632	73.67	355	50.87
700,001 - 750,000	10	7,257,241	0.69	7.489	626	77.09	354	89.68
750,001 - 800,000	4	3,137,439	0.30	8.063	593	76.06	354	25.45
800,001 - 850,000	3	2,513,554	0.24	7.427	679	86.14	354	66.68
850,001 - 900,000	1	897,328	0.08	6.675	659	73.77	353	100.00
900,001 - 950,000	3	2,810,928	0.27	7.768	653	76.44	355	66.96
950,001 - 1,000,000	2	1,996,660	0.19	7.363	631	66.43	351	49.93
1,000,001 - 1,050,000	1	1,023,781	0.10	5.875	711	75.00	353	0.00
1,150,001 - 1,200,000	1	1,200,000	0.11	5.375	784	59.93	351	100.00
1,200,001 - 1,250,000	2	2,482,945	0.23	6.751	623	77.50	354	100.00
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Original Terms of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
180	466	$29,927,910	2.83%	10.972%	646	94.72%	175	37.22%
240	34	2,188,081	0.21	9.274	631	81.42	235	63.16
360	5,177	1,025,283,761	96.96	8.098	618	79.51	355	52.01
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Remaining Terms of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
120 - 179	466	$29,927,910	2.83%	10.972%	646	94.72%	175	37.22%
180 - 239	34	2,188,081	0.21	9.274	631	81.42	235	63.16
300 - 359	5,177	1,025,283,761	96.96	8.098	618	79.51	355	52.01
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Original Loan-to-Value Ratio of the Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Less than or equal to 50.00	192	$31,163,547	2.95%	7.612%	605	41.50%	346	58.46%
50.01 - 55.00	83	15,556,823	1.47	7.547	597	52.89	353	54.84
55.01 - 60.00	106	21,905,540	2.07	7.601	606	58.13	353	57.66
60.01 - 65.00	167	33,663,693	3.18	7.746	600	63.04	353	49.37
65.01 - 70.00	302	62,942,624	5.95	7.828	603	68.47	354	47.99
70.01 - 75.00	331	72,297,254	6.84	7.995	597	73.79	353	50.48
75.01 - 80.00	1,963	422,833,323	39.99	7.820	634	79.73	354	45.76
80.01 - 85.00	690	134,735,709	12.74	8.396	596	84.34	354	57.03
85.01 - 90.00	843	160,384,889	15.17	8.617	611	89.62	354	57.50
90.01 - 95.00	269	48,204,548	4.56	8.719	620	94.51	351	72.44
95.01 - 100.00	731	53,711,804	5.08	10.407	646	99.89	271	47.71
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Original Combined Loan-to-Value Ratio of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Less than or equal to 50.00	192	$31,163,547	2.95%	7.612%	605	41.50%	346	58.46%
50.01 - 55.00	83	15,556,823	1.47	7.547	597	52.89	353	54.84
55.01 - 60.00	103	20,870,608	1.97	7.596	606	58.13	353	60.26
60.01 - 65.00	166	33,598,758	3.18	7.743	600	63.04	353	49.46
65.01 - 70.00	294	59,969,347	5.67	7.852	600	68.46	354	47.10
70.01 - 75.00	308	66,717,770	6.31	7.990	596	73.81	353	50.60
75.01 - 80.00	660	136,577,766	12.92	8.071	602	79.13	353	51.86
80.01 - 85.00	653	131,341,818	12.42	8.386	597	84.25	355	56.26
85.01 - 90.00	797	159,522,507	15.09	8.518	614	88.86	354	56.69
90.01 - 95.00	385	71,332,773	6.75	8.505	623	90.16	352	64.19
95.01 - 100.00	2,036	330,748,035	31.28	8.178	647	83.36	341	44.41
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Mortgage Rate of the Mortgage Loans

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
5.000 - 5.499	5	$2,917,127	0.28%	5.380%	739	66.82%	351	80.05%
5.500 - 5.999	34	12,429,261	1.18	5.887	686	72.76	352	61.52
6.000 - 6.499	108	31,010,927	2.93	6.257	657	70.82	353	71.77
6.500 - 6.999	443	115,813,883	10.95	6.800	645	75.50	352	61.94
7.000 - 7.499	571	135,341,697	12.80	7.259	635	77.11	354	56.26
7.500 - 7.999	1,135	249,197,392	23.57	7.755	622	78.08	354	49.23
8.000 - 8.499	651	132,726,302	12.55	8.244	618	80.48	354	42.43
8.500 - 8.999	909	161,476,812	15.27	8.748	602	81.76	354	47.04
9.000 - 9.499	467	76,742,232	7.26	9.238	590	83.53	355	50.67
9.500 - 9.999	501	66,626,734	6.30	9.761	585	85.49	352	54.21
10.000 - 10.499	209	24,137,762	2.28	10.210	580	86.36	337	58.36
10.500 - 10.999	230	21,709,613	2.05	10.728	590	87.38	315	52.61
11.000 - 11.499	130	9,990,302	0.94	11.264	621	94.88	252	44.72
11.500 - 11.999	144	9,455,981	0.89	11.719	623	97.39	225	35.59
12.000 - 12.499	84	5,119,832	0.48	12.172	615	96.84	223	30.97
12.500 - 12.999	33	1,607,738	0.15	12.759	618	94.01	236	44.74
13.000 - 13.499	17	890,478	0.08	13.159	638	100.00	176	9.67
13.500 - 13.999	2	57,340	0.01	13.695	627	100.00	177	0.00
14.000 - 14.499	4	148,337	0.01	14.088	628	100.00	175	0.00
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

FICO Score at Origination of the Mortgage Loans

FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Not Available	3	$499,235	0.05%	7.647%	0	52.28%	352	51.17%
500	3	621,649	0.06	8.870	500	74.35	355	50.72
501 - 520	187	28,969,769	2.74	9.093	511	74.05	353	84.72
521 - 540	306	50,885,155	4.81	9.043	531	76.79	353	72.84
541 - 560	532	87,313,104	8.26	8.761	550	77.93	354	70.38
561 - 580	557	98,018,952	9.27	8.532	571	79.57	353	68.02
581 - 600	753	139,025,685	13.15	8.260	590	79.92	352	61.19
601 - 620	821	152,561,676	14.43	8.052	611	80.11	349	57.31
621 - 640	771	147,749,689	13.97	8.122	630	80.94	346	42.50
641 - 660	682	132,545,884	12.54	7.911	650	81.34	347	37.48
661 - 680	437	83,800,912	7.93	7.924	669	81.53	347	32.32
681 - 700	224	45,920,728	4.34	7.815	689	81.32	347	26.23
701 - 720	198	46,067,758	4.36	7.443	710	80.78	347	33.39
721 - 740	97	20,553,372	1.94	7.552	729	79.44	349	34.20
741 - 760	49	8,711,551	0.82	7.774	751	79.20	348	31.00
761 - 780	42	9,850,082	0.93	7.600	771	81.18	335	37.66
781 - 800	14	4,106,132	0.39	6.647	787	74.30	353	57.70
Greater than 800	1	198,417	0.02	6.125	805	52.63	352	100.00
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Full/Alternative	3,195	$545,795,191	51.62%	8.084%	603	80.18%	351	100.00%
Verified Income/Stated Assets	119	26,838,811	2.54	8.031	625	82.94	348	0.00
Stated Income/Verified Assets	1,115	206,490,011	19.53	8.482	647	81.96	343	0.00
Stated/Stated Documentation	1,223	273,003,935	25.82	8.178	625	77.91	352	0.00
No Documentation	25	5,271,804	0.50	7.489	697	65.57	343	0.00
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Occupancy Status of the Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Owner-Occupied	5,213	$977,219,386	92.42%	8.147%	616	79.81%	349	51.96%
Investor	408	66,907,318	6.33	8.642	647	81.69	354	49.29
2nd Home	56	13,273,048	1.26	8.422	629	81.05	353	38.24
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Loan Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Purchase	2,283	$384,105,435	36.33%	8.316%	640	83.69%	344	42.72%
Refinance - Cash Out	3,185	637,286,491	60.27	8.106	605	77.60	352	56.13
Refinance - Rate/Term	209	36,007,826	3.41	8.090	613	81.44	351	66.64
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Property Type of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Single Family	4,285	$770,374,269	72.86%	8.186%	616	79.82%	349	52.51%
PUD	666	145,826,674	13.79	8.092	620	80.58	349	54.68
2-4 Family	315	68,761,986	6.50	8.285	634	78.29	350	42.10
Condominium	386	68,511,954	6.48	8.178	629	81.38	349	45.79
Townhouse	25	3,924,870	0.37	8.970	618	83.32	354	31.84
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Geographic Distribution of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
California	1,169	$336,509,708	31.82%	7.791%	631	77.10%	347	43.51%
Florida	908	167,154,467	15.81	8.333	621	80.06	352	47.01
Maryland	270	61,509,041	5.82	7.844	615	79.11	351	66.74
Michigan	492	54,954,861	5.20	8.711	607	83.73	352	63.78
Illinois	268	45,592,304	4.31	8.616	614	82.84	353	50.50
Arizona	178	32,945,456	3.12	8.188	618	80.13	350	50.96
Virginia	142	30,766,319	2.91	8.138	606	81.43	349	48.52
New York	114	30,552,944	2.89	8.016	628	78.65	351	31.01
Nevada	139	27,648,822	2.61	8.319	616	81.01	346	53.50
Texas	255	23,982,585	2.27	8.551	608	82.56	348	61.61
Pennsylvania	177	21,831,966	2.06	8.550	596	81.94	347	62.22
Massachusetts	86	19,898,515	1.88	7.907	615	77.23	350	44.49
Georgia	127	17,052,339	1.61	8.893	596	83.40	348	62.55
Hawaii	51	17,038,543	1.61	7.647	623	76.79	353	57.57
Ohio	167	15,547,232	1.47	8.646	605	84.89	350	66.59
Washington	86	15,403,005	1.46	8.343	614	84.31	350	51.87
New Jersey	65	12,830,538	1.21	8.458	619	78.66	352	48.04
North Carolina	113	12,411,499	1.17	8.813	595	83.41	350	72.75
Colorado	68	11,044,293	1.04	8.337	607	82.25	346	57.90
Connecticut	54	9,741,039	0.92	8.579	586	81.28	354	70.38
Minnesota	52	9,002,924	0.85	8.141	625	83.11	345	67.05
Oregon	47	8,427,423	0.80	8.060	610	80.82	352	43.29
South Carolina	64	7,657,346	0.72	8.830	599	83.11	347	77.87
New Mexico	39	6,909,049	0.65	8.430	600	82.35	353	54.25
Indiana	70	6,717,472	0.64	8.644	603	86.30	352	78.50
Missouri	62	5,919,404	0.56	9.148	589	85.56	352	78.73
Tennessee	52	5,599,691	0.53	8.906	585	86.88	352	82.59
Louisiana	53	5,057,443	0.48	9.128	595	85.26	349	70.92
Wisconsin	35	3,881,660	0.37	9.193	602	86.07	352	67.39
Rhode Island	19	3,566,040	0.34	8.097	613	77.62	349	40.91
Delaware	22	3,340,049	0.32	8.302	610	80.56	337	36.73
Oklahoma	32	3,124,834	0.30	8.564	604	83.68	354	82.27
Idaho	24	3,119,443	0.30	8.690	585	81.60	356	71.52
Arkansas	28	2,765,325	0.26	8.793	607	82.06	351	62.53
New Hampshire	17	2,740,056	0.26	7.489	611	81.30	329	86.08
Utah	20	2,665,023	0.25	8.909	591	84.67	349	59.65
Mississippi	27	2,324,821	0.22	9.488	572	86.45	354	73.76
Kansas	21	1,852,098	0.18	8.600	617	82.90	350	61.24
Maine	13	1,839,907	0.17	8.616	604	82.32	353	55.46
Kentucky	16	1,737,633	0.16	8.635	603	84.25	355	88.97
Iowa	13	1,384,698	0.13	8.649	608	85.40	351	47.60
Alabama	8	990,652	0.09	9.374	587	88.70	342	94.46
West Virginia	5	843,283	0.08	8.262	652	82.53	329	0.00
District of Columbia	3	514,642	0.05	8.810	652	86.79	292	0.00
Alaska	2	503,014	0.05	8.410	634	90.52	355	100.00
Montana	2	238,093	0.02	7.967	656	83.85	356	100.00
Vermont	1	142,255	0.01	10.200	593	95.00	356	100.00
Wyoming	1	120,000	0.01	7.200	591	80.00	353	0.00
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Original Prepayment Penalty Term of the Mortgage Loans

Original Prepayment Penalty Term (mos.)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
No Prepay Penalty	1,386	$222,322,587	21.03%	8.609%	617	81.42%	348	47.88%
6	9	972,920	0.09	8.591	636	83.84	354	60.04
12	224	57,348,029	5.42	8.366	622	79.60	350	45.59
24	2,581	533,536,251	50.46	8.101	617	80.03	351	48.41
30	1	214,614	0.02	9.990	592	100.00	356	100.00
36	1,473	242,782,901	22.96	7.922	623	78.44	347	63.39
60	3	222,450	0.02	8.687	578	77.49	353	100.00
Total/Weighted Average:	5,677	$1,057,399,752	100.00%	8.182%	618	79.94%	349	51.62%

Margin of the Mortgage Loans - ARM Loans

Margin (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
2.500 - 2.999	2	$550,493	0.06%	8.006%	646	85.79%	353	0.00%
3.000 - 3.499	6	621,488	0.07	7.642	623	86.58	355	68.07
3.500 - 3.999	41	9,410,476	1.07	7.139	661	79.67	354	60.22
4.000 - 4.499	57	13,365,274	1.53	7.397	645	76.15	354	41.33
4.500 - 4.999	151	32,122,374	3.67	7.204	656	78.64	354	35.09
5.000 - 5.499	819	198,234,205	22.64	8.000	622	78.62	355	45.14
5.500 - 5.999	805	166,139,248	18.98	7.835	621	80.59	354	57.33
6.000 - 6.499	673	133,641,262	15.26	8.025	603	80.13	355	61.65
6.500 - 6.999	663	147,230,413	16.82	8.334	612	80.19	355	43.63
7.000 - 7.499	362	65,423,001	7.47	8.500	615	79.40	355	51.85
7.500 - 7.999	478	86,209,679	9.85	8.934	608	81.65	356	43.42
8.000 - 8.499	104	17,973,834	2.05	9.054	601	83.30	355	44.79
8.500 - 8.999	25	3,896,726	0.45	9.344	592	81.79	354	36.25
9.000 - 9.499	5	674,323	0.08	9.443	600	84.29	354	0.00
9.500 - 9.999	1	70,093	0.01	10.750	644	90.00	356	0.00
Total/Weighted Average:	4,192	$875,562,890	100.00%	8.139%	617	79.94%	355	49.69%

Minimum Rate of the Mortgage Loans - ARM Loans

Minimum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
2.500 - 2.999	2	$550,493	0.06%	8.006%	646	85.79%	353	0.00%
3.000 - 3.499	1	204,000	0.02	5.900	706	80.00	353	100.00
3.500 - 3.999	19	4,928,113	0.56	6.799	666	75.08	354	60.48
4.000 - 4.499	39	8,726,150	1.00	7.366	640	77.68	354	45.00
4.500 - 4.999	69	12,699,065	1.45	7.285	652	78.87	354	32.11
5.000 - 5.499	428	105,731,200	12.08	7.834	634	78.64	355	42.02
5.500 - 5.999	421	89,073,228	10.17	7.585	630	80.44	353	59.03
6.000 - 6.499	291	57,699,462	6.59	7.737	603	77.60	354	57.41
6.500 - 6.999	298	66,228,714	7.56	7.372	628	77.26	354	59.74
7.000 - 7.499	387	88,975,699	10.16	7.551	630	77.48	355	55.99
7.500 - 7.999	560	130,896,979	14.95	7.864	623	78.31	355	46.51
8.000 - 8.499	409	86,939,597	9.93	8.297	616	81.01	356	42.51
8.500 - 8.999	524	102,530,892	11.71	8.758	604	82.34	356	41.55
9.000 - 9.499	292	51,664,393	5.90	9.238	590	84.08	356	48.07
9.500 - 9.999	253	41,498,588	4.74	9.768	580	85.09	356	55.80
10.000 - 10.499	92	13,006,891	1.49	10.207	568	86.29	355	58.05
10.500 - 10.999	68	9,765,482	1.12	10.697	556	81.80	355	52.87
11.000 - 11.499	22	2,282,812	0.26	11.237	562	85.20	355	70.97
11.500 - 11.999	10	1,381,096	0.16	11.691	572	87.29	355	73.99
12.000 - 12.499	6	715,241	0.08	12.266	533	87.43	353	70.35
12.500 - 12.999	1	64,798	0.01	12.500	573	100.00	354	100.00
Total/Weighted Average:	4,192	$875,562,890	100.00%	8.139%	617	79.94%	355	49.69%

Maximum Rate of the Mortgage Loans - ARM Loans

Maximum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
10.500 - 10.999	1	$49,841	0.01%	7.875%	644	55.56%	356	0.00%
11.000 - 11.499	4	875,613	0.10	6.086	667	77.01	353	74.71
11.500 - 11.999	24	6,503,092	0.74	6.138	669	77.25	353	82.92
12.000 - 12.499	67	19,418,882	2.22	6.377	641	73.05	353	74.30
12.500 - 12.999	251	71,734,781	8.19	6.781	641	76.99	354	60.06
13.000 - 13.499	379	96,322,545	11.00	7.209	633	77.30	354	54.53
13.500 - 13.999	732	171,517,013	19.59	7.657	625	77.54	355	46.62
14.000 - 14.499	507	112,335,161	12.83	8.029	626	80.27	355	46.77
14.500 - 14.999	754	152,399,970	17.41	8.416	613	81.28	355	42.98
15.000 - 15.499	456	86,341,011	9.86	8.809	605	82.92	355	40.41
15.500 - 15.999	437	74,698,276	8.53	9.171	601	82.95	355	49.31
16.000 - 16.499	205	32,281,804	3.69	9.559	580	82.99	355	60.95
16.500 - 16.999	220	31,412,321	3.59	9.969	572	83.90	355	55.85
17.000 - 17.499	70	8,966,913	1.02	10.308	564	84.55	355	60.10
17.500 - 17.999	52	6,777,083	0.77	10.692	548	81.80	355	57.87
18.000 - 18.499	16	1,807,877	0.21	11.319	566	88.73	355	61.69
18.500 - 18.999	10	1,209,520	0.14	11.694	570	92.75	355	74.86
19.000 - 19.499	5	621,606	0.07	12.307	534	90.06	354	65.88
19.500 - 19.999	2	289,581	0.03	12.772	530	72.42	356	100.00
Total/Weighted Average:	4,192	$875,562,890	100.00%	8.139%	617	79.94%	355	49.69%

Life Cap of the Mortgage Loans - ARM Loans

Life Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
3.000 - 3.499	6	$846,727	0.10%	8.802%	622	86.73%	356	24.87%
5.000 - 5.499	78	15,743,813	1.80	8.659	615	82.76	357	42.65
6.000 - 6.499	2,746	595,663,490	68.03	8.045	615	79.59	355	49.79
6.500 - 6.999	20	6,934,546	0.79	7.147	648	79.24	352	52.93
7.000 - 7.499	1,341	256,184,698	29.26	8.349	621	80.60	355	49.83
9.000 - 9.499	1	189,616	0.02	8.750	502	70.00	353	100.00
Total/Weighted Average:	4,192	$875,562,890	100.00%	8.139%	617	79.94%	355	49.69%

First Periodic Cap of the Mortgage Loans - ARM Loans

First Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1.500 - 1.999	3	$926,562	0.11%	7.947%	615	76.25%	351	0.00%
2.000 - 2.499	197	44,033,118	5.03	8.037	624	78.86	354	72.29
3.000 - 3.499	3,983	828,208,515	94.59	8.146	617	80.01	355	48.48
5.000 - 5.499	3	1,104,665	0.13	6.974	626	77.29	357	100.00
6.000 - 6.499	6	1,290,030	0.15	8.200	604	82.23	352	46.61
Total/Weighted Average:	4,192	$875,562,890	100.00%	8.139%	617	79.94%	355	49.69%

Periodic Cap of the Mortgage Loans - ARM Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1.000 - 1.499	3,359	$713,172,129	81.45%	8.048%	617	79.86%	354	50.53%
1.500 - 1.999	830	161,655,091	18.46	8.543	618	80.31	356	46.01
2.000 - 2.499	2	436,312	0.05	6.917	621	78.27	347	0.00
3.000 - 3.499	1	299,357	0.03	9.150	533	75.00	356	100.00
Total/Weighted Average:	4,192	$875,562,890	100.00%	8.139%	617	79.94%	355	49.69%

Next Rate Adjustment Date of the Mortgage Loans - ARM Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
September 2006	1	$490,852	0.06%	7.500%	530	71.94%	337	100.00%
April 2007	1	94,418	0.01	10.990	530	43.18	344	0.00
May 2007	2	305,681	0.03	7.669	572	83.45	345	100.00
June 2007	3	419,639	0.05	7.369	659	80.60	346	28.98
July 2007	3	620,312	0.07	7.016	619	78.78	347	0.00
August 2007	14	3,783,018	0.43	7.746	601	82.35	348	61.68
September 2007	7	1,374,446	0.16	7.920	575	79.17	349	43.84
October 2007	27	6,693,656	0.76	7.550	627	81.77	350	37.22
November 2007	119	26,082,995	2.98	7.489	623	80.79	351	40.62
December 2007	270	52,516,533	6.00	7.543	625	80.08	352	49.39
January 2008	482	94,395,978	10.78	7.997	612	79.24	353	56.29
February 2008	613	126,658,117	14.47	8.125	618	80.10	354	52.15
March 2008	796	178,067,137	20.34	8.197	621	79.76	355	46.20
April 2008	761	152,747,734	17.45	8.342	607	79.99	356	46.60
May 2008	337	86,305,829	9.86	8.185	622	80.56	357	46.63
June 2008	119	25,754,968	2.94	8.503	635	80.47	358	29.89
August 2008	2	414,911	0.05	8.101	717	82.34	348	72.27
September 2008	3	1,367,407	0.16	6.685	601	58.99	349	4.13
October 2008	3	387,670	0.04	7.611	589	78.68	350	100.00
November 2008	10	2,684,511	0.31	7.014	650	82.58	351	73.65
December 2008	19	3,875,291	0.44	6.967	622	80.01	352	67.99
January 2009	34	8,646,152	0.99	7.636	630	81.65	353	69.39
February 2009	31	4,951,496	0.57	8.387	606	82.98	354	62.91
March 2009	151	23,656,932	2.70	8.776	595	80.44	355	69.65
April 2009	157	27,413,400	3.13	8.537	603	80.38	356	55.64
May 2009	66	12,348,422	1.41	8.473	625	78.02	357	57.51
June 2009	90	15,029,790	1.72	8.701	618	79.87	358	53.79
November 2010	1	148,811	0.02	6.750	604	35.29	351	0.00
December 2010	2	401,045	0.05	7.941	599	55.85	352	49.57
January 2011	2	664,570	0.08	6.838	636	55.74	353	25.22
February 2011	21	4,119,975	0.47	7.800	614	80.05	354	68.12
March 2011	21	6,259,251	0.71	7.657	656	81.45	355	48.54
April 2011	21	5,523,331	0.63	7.656	633	75.30	356	47.79
May 2011	3	1,358,612	0.16	6.956	641	81.49	357	100.00
Total/Weighted Average:	4,192	$875,562,890	100.00%	8.139%	617	79.94%	355	49.69%